UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VICTORY CAPITAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

March 27, 2026

Dear Stockholder:

On behalf of the Board of Directors of Victory Capital Holdings, Inc., we cordially invite you to attend the 2026 Annual Meeting of Stockholders, which will be held on May 6, 2026, at 8:00 a.m., Eastern Time. For your convenience, we are pleased to advise that the Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically, and submit questions during the Annual Meeting by visiting:

www.virtualshareholdermeeting.com/VCTR2026

The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

We have decided to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Information about how to access and review our proxy statement and 2025 Annual Report on Form 10-K, is included in the Notice of Internet Availability of Proxy Materials that you received in the mail. The notice also explains how you may submit your vote over the Internet. You will not receive printed copies of our proxy materials unless you request them.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Whether or not you plan to attend the Annual Meeting virtually, please submit your vote at your earliest convenience.

Sincerely,

David C. Brown
Chairman of the Board of Directors and Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Victory Capital Holdings, Inc. will be held on May 6, 2026, at 8:00 a.m., Eastern Time. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically and submit your questions during the meeting by visiting:

www.virtualshareholdermeeting.com/VCTR2026

You will need the control number included in your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to enter the meeting online to consider and vote upon:

1.
The election of Class II directors to serve until the 2029 annual meeting of stockholders.
2.
The ratification of the appointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2026.
3.
A non-binding advisory vote to approve the compensation of our named executive officers.
4.
Any other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders who owned shares of our stock as of the close of business on March 10, 2026, are entitled to attend and vote at the Annual Meeting and any adjournments thereof.

We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares by Internet or, if you received printed proxy materials, by mailing the completed proxy card. Please refer to the section “How do I vote?” for detailed voting instructions.

By Order of the Board of Directors,

Nina Gupta
Corporate Secretary

San Antonio, Texas

March 27, 2026

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be held on May 6, 2026, at 8:00 a.m., Eastern Time. Our proxy statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

i

GENERAL INFORMATION

We are providing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments thereof. The Annual Meeting will be held virtually via live webcast on May 6, 2026, at 8:00 a.m., Eastern Time. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VCTR2026.

We provide our stockholders with access to proxy materials on the Internet instead of mailing a printed copy of the materials to each stockholder. A Notice of Internet Availability of Proxy Materials has been mailed to our stockholders on or about March 27, 2026. As of that date, stockholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of proxy materials be sent by following the instructions on the notice.

When we use the terms “Victory”, “Victory Capital”, the “Company”, “we”, “us” and “our” in this Proxy Statement, we mean Victory Capital Holdings, Inc., a Delaware corporation and, unless the context otherwise requires, its consolidated subsidiaries. “You” refers to the holders of our Common Stock.

Matters to be voted on at the Annual Meeting

Proposal	Board Recommendation	Vote Required

Election of Class II Directors	FOR each nominee	Plurality of the votes present in person or by proxy

Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	FOR	Majority of the votes present in person or by proxy

A non-binding advisory vote to approve the compensation of our named executive officers	FOR	Majority of the votes present in person or by proxy

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

1.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of materials?

We have decided to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules. Information about how to access and review our proxy materials is included in the Notice of Internet Availability of Proxy Materials that you received in the mail. The notice also explains how you may submit your vote over the Internet. You will not receive printed copies of our proxy materials unless you request them by following the instructions on the notice.

If you own shares of stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may receive more than one notice. To vote all of your shares, please follow the instructions provided on each of the notices you received.

2.
What information does the notice contain?

The notice provides information about:

•
The date, time and details of how the Annual Meeting will be conducted.
•
The proposals to be voted on at the Annual Meeting and the voting recommendation of our Board of Directors with regard to each item.
•
The website where our proxy materials can be viewed.
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Instructions on how to request a paper or E-Mail copy of the proxy materials.
•
Instructions on how to vote by Internet or by mail or at the Annual Meeting.
3.
What proposals will be voted on at the Annual Meeting?

There are three proposals to be considered and voted on at the Annual Meeting:

•
The election of Class II directors to serve until the 2029 annual meeting of stockholders.
•
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
•
A non-binding advisory vote to approve the compensation of our named executive officers.

We will also consider any other business that properly comes before the Annual Meeting.

4.
What securities can be voted at the Annual Meeting and who is entitled to vote at the Annual Meeting?

The securities that can be voted in connection with the Annual Meeting consist of our Common Stock. Each share of Common Stock entitles its holder to one vote. The holders of our Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval. Holders of our common stock at the close of business on March 10, 2026 are entitled to vote in connection with the Annual Meeting.

On March 10, 2026, we had the following numbers of shares outstanding entitled to vote:

Common Stock and unvested restricted stock	63,789,510

Pursuant to our Employee Shareholders’ Agreement, a three-member Employee Shareholders Committee, currently composed of David C. Brown (Chairman of the Board and Chief Executive Officer), Michael D. Policarpo, (President, Chief Financial Officer and Chief Administrative Officer) and Mannik S. Dhillon (President, Investment Franchises and Solutions; Head of Product and Strategy), has an irrevocable proxy from a substantial majority of our employees to vote the shares of Common Stock those employees have acquired from us, and any shares they may acquire from us in the future.

As of the record date, there were 6,466,421 shares of Common Stock and 1,138,912 shares of unvested restricted stock held by such employees and subject to the Employee Shareholders’ Agreement, representing in the aggregate approximately 11.9% of the total voting power of the outstanding Common Stock (including unvested restricted shares). For administrative ease, we have adopted the following methodology to approximate the number of Common Stock held by those employees and subject to the Employee Shareholders’ Agreement as of the record date. We generally compare (x) the cumulative number of Common Stock shares acquired from us and transferred to brokerage accounts by those employees (the “Employee-Transferred Shares”) to (y) the total number of Common Stock shares held by those employees in brokerage accounts to determine the number of Employee-Transferred Shares that have been sold by those employees (the “Employee-Sold Shares”). We then subtract the Employee-Sold Shares from the cumulative Employee-Transferred Shares to calculate the number of Employee-Transferred Shares held by those employees and subject to the Employee Shareholders’ Agreement. Although the Employee Shareholders Committee has an irrevocable proxy from those employees to vote those shares of Common Stock, the Employee Shareholders Committee has opted not to exercise that proxy with respect to those shares for this year’s Annual Meeting. For more information on our Employee Shareholders’ Agreement and Employee Shareholders Committee, see “Relationships and Related Party Transactions—Employee Shareholders’ Agreement.”

5.
How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote:

•
“FOR” each of the Class II nominees to the Board of Directors.
•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
•
“FOR” a non-binding advisory vote to approve the compensation of our named executive officers.
6.
How do I hold my stock?

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name on the records of our transfer agent. There are distinctions between shares held of record and those owned beneficially, which are highlighted below.

•
Stockholder of Record—If you hold stock that is registered directly in your name on the records of our transfer agent, Equiniti Trust Company, LLC, you are a stockholder of record. As a stockholder of record, you will receive notice from our mailing distributor.
•
Beneficial Owner—If you hold stock in an account through a broker, bank or similar institution, you are considered a beneficial owner of shares held in street name. As such, the notice will be sent to you by the broker, bank or similar institution through which you hold your shares.
7.
How do I vote?

If you are a stockholder of record, you may vote in one of four ways:

•
By Internet. Go to www.proxyvote.com and follow the instructions for Internet voting. You will need the control number located on your notice or proxy card, as applicable. Internet voting is available 24 hours a day. If you choose to vote by Internet, you do not need to return a proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Time, on May 5, 2026 and by 11:59 p.m., Eastern Time on April 30, 2026 for shares held in a plan.
•
By Mail. If you request printed copies of the proxy materials, you will receive a proxy card. You may then vote by signing, dating and mailing the proxy card in the envelope provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Time, on May 5, 2026.
•
By Phone. Use any touch-tone telephone and dial 1-800-690-6903 to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time on May 5, 2026 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.
•
During the Virtual Meeting. Go to www.virtualshareholdermeeting.com/VCTR2026 during the virtual meeting on May 6, 2026 via webcast at 8:00 a.m., Eastern Time.

If you are the beneficial owner of shares held in street name, you will receive voting instructions from the institution holding your shares. The availability of telephone or Internet voting will depend upon that particular institution’s voting processes. You may also vote during the Annual Meeting webcast after obtaining a legal proxy from the institution holding your shares. Please contact your broker for more information.

8.
How many votes must be present to transact business at the Annual Meeting?

To conduct the Annual Meeting, a majority of the voting power of the Common Stock issued and outstanding as of the record date must be present during the webcast or by proxy. This is called a quorum.

9.
If I submit a proxy by Internet or mail, how will my shares be voted?

If you properly submit your proxy by Internet or mail and do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return a proxy card but do not give voting instructions, your shares will be voted as recommended by our Board of Directors.

10.
If I am the beneficial owner of shares held in street name and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (“NYSE”), if you hold shares in street name and do not provide specific voting instructions, your broker may generally vote your shares with respect to certain routine matters.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter and so your broker may vote your shares on that proposal. However, your broker may not vote your shares in connection with the election of the Class II directors and the non-binding advisory vote to approve the compensation of our named executive officers without receiving voting instructions from you.

When your broker submits its proxy, but does not vote on a matter, a broker non-vote occurs with respect to that matter.

11.
What vote is required to approve each proposal and how are votes counted?

With respect to the election of directors, a plurality of the votes cast by the holders of the shares of Common Stock present during the webcast or represented by proxy at the meeting is required for the election of each of the three nominees. This means that the three nominees receiving the highest number of votes will be elected regardless of whether the number of votes received by any such nominee constitutes a majority of the number of votes cast. Broker non-votes will not be counted as shares entitled to vote with respect to the election of directors and so they will have no effect on the voting results.

The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock present during the webcast or represented by proxy and entitled to vote. Abstentions will be counted as shares entitled to vote and therefore will have the effect of negative votes with respect to the proposal.

The non-binding advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock present during the webcast or represented by proxy and entitled to vote. Abstentions will be counted as shares entitled to vote and therefore will have the effect of negative votes with respect to the proposal.

12.
How can I attend and vote my shares during the Annual Meeting?

We will be hosting a completely virtual Annual Meeting which will be conducted live via webcast. Any stockholder can attend the annual Meeting via the Internet at www.virtualshareholdermeeting.com/VCTR2026. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VCTR2026.
•
Meeting starts at 8 a.m., Eastern Time.
•
Stockholders may vote and submit questions while attending the Annual Meeting via the Internet.
13.
How can I change my vote or revoke a proxy?

If you are a stockholder of record you may change your vote or revoke a proxy at any time prior to the Annual Meeting by submitting a written notice of revocation or a proxy bearing a later date to the Company’s Corporate Secretary no later than the deadline specified on the notice or proxy card, or by voting via the Internet during the Annual Meeting.

If you are the beneficial owner of shares held in street name you may change your vote or revoke a proxy in accordance with the instructions provided by the institution through which you hold your shares.

14.
Where and when will the voting results be available?

We will file the official voting results on a Form 8-K within four business days of the Annual Meeting. If the final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K when they become available.

15.
How can I view a list of record stockholders?

A list of the stockholders of record entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting during ordinary business hours at our principal executive offices located at 15935 La Cantera Parkway, San Antonio, TX 78256, during the ten days prior to the Annual Meeting. To make arrangements to view the list prior to the Annual Meeting, stockholders should contact our Investor Relations department at (216) 898-2412 or ir@vcm.com.

16.
Who pays for the expenses of this proxy solicitation?

We will pay all expenses incurred in connection with the solicitation of proxies.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that guide our Board of Directors (the “Board”) on matters of corporate governance, including:

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Composition and leadership structure of the Board of Directors.
•
Selection and retirement of directors.
•
Obligations with respect to Board of Directors and the committee meetings of the Board of Directors.
•
Committees of the Board of Directors.
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Specific functions related to management succession, executive compensation and director compensation.
•
Certain expectations related to, among other things, meeting attendance and participation, compliance with our Code of Business Conduct, other directorships and continuing education.
•
Evaluation of board performance.
•
Board access to management and independent advisors.

A copy of the Corporate Governance Guidelines is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the guidelines to stockholders upon request.

Board Effectiveness

On an annual basis, the Board of Directors, through the Nominating, Governance and Sustainability Committee (the “Nominating Committee”), conducts a self-evaluation to evaluate its effectiveness in fulfilling its obligations. In addition, each of the Audit Committee, Compensation Committee and Nominating Committee completes an annual self-evaluation.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code satisfies applicable SEC requirements and Nasdaq listing standards. The code is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the code to stockholders upon request. We invite you to explore our Responsible Business Report, available on our website, for more detail on our human capital programs and initiatives, community engagement efforts, responsible investment approach, and business resilience practices.

Board Oversight of Risk Management

Our Board of Directors, in conjunction with our Audit Committee, is responsible for overseeing management in the execution of its responsibilities and for assessing our general approach to risk management. In addition, an overall review of risk is inherent in the consideration of our business, long-term strategies and other matters presented to our Board of Directors. Our Board of Directors exercises its risk oversight responsibilities periodically as part of its meetings and also through its standing committees, each of which is responsible for overseeing various components of enterprise risk as summarized below.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Oversight of strategic, financial, operational (including cybersecurity) and execution risks in connection with the Company’s business operations and the operating environment.

Audit Committee

Oversight of risks, including reviewing and discussing with management the Company’s risk assessment and risk management policies, in particular risks related to financial matters (especially financial reporting and accounting practices and policies) and significant tax, legal and compliance matters.

Nominating Committee

Oversight of risks associated with director independence, potential conflicts of interest, director qualification, management and succession planning and overall effectiveness of the Board of Directors.

Compensation Committee	Oversight of risks associated with compensation policies, plans and practices, including whether the compensation program provides appropriate incentives that do not encourage excessive risk taking.

Senior management is responsible for assessing and managing risk, including strategic, operational, cybersecurity, regulatory, investment, and execution risks, on a day-to-day basis, including the creation of appropriate risk management programs and committees. The Board of Directors periodically reviews information presented by senior management regarding the assessment and management of the Company’s risk.

The role of the Board of Directors in risk oversight of the Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities provides a consistent and effective approach for identifying, managing and mitigating risks throughout the Company.

Nomination of Directors

Our Corporate Governance Guidelines provide that the Nominating Committee is responsible for identifying the nominees to stand for election to the Board of Directors and recommending such nominees for selection by the Board of Directors, and for recommending to the Board of Directors individuals to fill vacancies occurring between annual meetings of stockholders. The Nominating Committee is responsible for developing criteria for the evaluation of candidates for directorship and responsible for taking into consideration the requirements of Nasdaq and applicable law and other factors as deemed appropriate by the committee, which criteria are approved by the Board of Directors. In accordance with our Corporate Governance Guidelines, any nominee to the Board of Directors should demonstrate the following qualities, which are criteria used by the Nominating Committee in evaluating candidates for election to the Board of Directors:

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The highest personal and professional ethics and integrity.
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Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
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Skills that are complementary to those of the existing members of the Board of Directors.
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The ability to assist and support management and make significant contributions to the Company’s success.
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An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

The Nominating Committee seeks to create a board that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates are those who, in the judgment of the Nominating Committee, possess strong personal attributes and relevant business experience to assure effective service on our Board of Directors. Personal attributes include effective leadership qualities, a high standard of integrity and ethics, professional and sound judgment, strong interpersonal skills, and a collaborative attitude. Experience and qualifications include professional experience with corporate boards, financial acumen, industry knowledge, diversity of viewpoints, and special business experience and expertise in an area relevant to the Company. When the Nominating Committee reviews a potential new candidate, they will look specifically at the candidate’s qualifications in light of the needs of our Board of Directors and the Company at that time given the then current make-up of our Board of Directors. Candidates are selected on the basis of qualifications and experience without discriminating on the basis of race, sexual orientation, religion, age, gender, disability status or other dimension of diversity.

The Nominating Committee, at least annually, assesses the appropriate size of the Board of Directors and any standing committee thereof. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will seek to identify director candidates based on input provided by a number of sources. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification and evaluation of qualified director candidates. In addition to the above considerations, the Nominating Committee will consider the Company’s obligations under (i) the Shareholders’ Agreement to nominate individuals designated by Crestview Victory when identifying, selecting or recommending nominees for the Board of Directors (ii) the Amundi Shareholders’ Agreement to have individuals designated by Amundi when identifying, selecting, or recommending nominees for the Board of Directors subject to applicable laws. For more information on our obligations under our Shareholders’ Agreement, see “Proposal 1: Election of Class II Directors—Director Nomination Rights Under the Shareholders’ Agreement and the Amundi Shareholder Agreement.”

Once director candidates have been identified, the Nominating Committee will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that they deem necessary or appropriate, including those set forth above. The Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors for the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.

Based on the Nominating Committee’s recommendation, the Board nominated Celine Boyer-Chammard to stand for election and Mary Jackson and Alan H. Rappaport to stand for re-election as the Class II directors of the Company at the Annual Meeting for a term ending at the 2029 Annual Meeting of Stockholders. Based on the Nominating Committee’s evaluation of each nominee’s satisfaction of the qualifications described above, the Nominating Committee has recommended the nominees for re-election, and the Board of Directors approved such recommendation.

Our amended and restated bylaws establish procedures by which stockholders may recommend nominees to our Board of Directors. The Nominating Committee will consider nominees recommended by stockholders and evaluate such candidates in the same manner as any other candidate. The Nominating Committee did not receive any director nominees from stockholders for the Annual Meeting. Nominations for consideration at the Company’s 2026 annual meeting of stockholders must be submitted to the Company in writing with the information required by our amended and restated bylaws, in accordance with the procedures described below.

Stockholder Proposals and Director Nominations for the 2027 Annual Meeting of Stockholders

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to submit a proposal for consideration at our 2027 annual meeting of stockholders and include that proposal in our 2027 proxy materials should submit their proposal by certified mail, return receipt requested to Victory Capital Holdings, Inc., c/o Corporate Secretary, 15935 La Cantera Parkway, San Antonio, TX 78256. Proposals must be received no later than November 27, 2026 and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy materials for the 2027 annual meeting.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including any proposal for the nomination of a director for election, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy materials. For such a proposal to be properly brought before the 2027 annual meeting of the stockholders, written notice of the proposal must be received by the Corporate Secretary no earlier than January 2, 2027 nor later than February 1, 2027. Any such stockholder notice must contain the information required by, and be provided in the manner set forth in, our amended and restated bylaws.

Communications with the Board of Directors

Stockholders or other interested parties wishing to contact the Board of Directors, the non-management directors or any individual director may send correspondence to the address provided below.

Victory Capital Holdings, Inc.

c/o: Corporate Secretary
15935 La Cantera Parkway
San Antonio, TX 78256

Communications are distributed to the Board of Directors, or to any individual director as appropriate.

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

General

Victory’s Board of Directors currently consists of nine members. The Board is divided into three classes and each Class typically has three members each: Class I, Class II and Class III. Class III directors are serving for a term expiring at the 2027 annual meeting, Class I directors are serving for a term expiring at the 2028 annual meeting and Class II directors are serving for a term expiring at the Annual Meeting. At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees for Class II Directors

Three candidates have been nominated for election as Class II directors at the 2026 Annual Meeting for a three-year term expiring in 2029. Upon the recommendation of the Nominating Committee, the Board has nominated Celine Boyer-Chammard for election and Mary Jackson, and Alan H. Rappaport for re-election as Class II directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating Committee to the conclusion that he/she should continue or be elected to serve as a director follows each of the director and nominee biographies.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Boyer-Chammard and re-election of Ms. Jackson, and Mr. Rappaport. Each of Mses. Boyer-Chammard and Jackson and Mr. Rappaport have accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2026 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

The Board of Directors recommends a vote “FOR” the election of Celine Boyer-Chammard, Mary Jackson, and Alan H. Rappaport.

Information Regarding the Class II Director Nominees and the Other Members of the Board of Directors

The names of the proposed director nominees and the remaining members of our Board of Directors, their respective ages, their positions with Victory and other biographical information as of March 27, 2026, are set forth below. To our knowledge, there are no family relationships among any of our directors or executive officers.

Class II Director Nominees

Name	Age	Position
Celine Boyer-Chammard	55	Director
Mary Jackson	59	Director
Alan H. Rappaport	73	Director

Other Members of the Board of Directors

Name	Age	Position
David C. Brown	53	Chairman and Chief Executive Officer
Richard M. DeMartini	73	Director
Robert V. Delaney, Jr.	68	Director
Karin Hirtler-Garvey	69	Director
Dominique Carrel-Billiard	59	Director
Lawrence Davanzo	73	Director

Additional Information Regarding the Class II Director Nominees

Celine Boyer-Chammard joined our Board of Directors in April 2025. Ms. Boyer-Chammard joined Amundi in 2022 and heads Amundi’s Transformation and Organization Division, which oversees the Transformation, CSR, Marketing and Products, Communications and General Services departments, and has held that position since 2022. Prior to joining Amundi, from 1996 to 2022, she was a Managing Director and Partner at The Boston Consulting Group (BCG) and worked in the Paris, Cologne and Boston offices. At BCG, she specialized in the strategic, technological and sustainable transformation of financial institutions. In particular, she worked with the Crédit Agricole Group and Amundi for several years. She holds a MSc from l’Ecole Polytechnique and l’Ecole Nationale des Ponts et Chaussées. She also holds a MBA from INSEAD. The Board of Directors believe that Ms. Boyer-Chammard’s extensive experience in the financial services industry provides her with the qualifications and skills to serve on the Board.

Mary Jackson joined our Board of Directors in January 2023. Retired in July 2020, Vice Admiral Jackson began her career as a Surface Warfare Officer serving on and off Navy warships. During her more than three decades in the United States Navy, Vice Admiral Jackson achieved command of the USS McFAUL (DDG 74), an Arleigh Burke class destroyer. She subsequently commanded the Navy’s largest Navy base, Naval Station Norfolk, where she oversaw operational and service industries and managed the Navy’s relationship with local agencies, surrounding communities, and national media. Upon selection as a Flag Officer, Vice Admiral Jackson served as Commander, Navy Region Southeast and as Commander, Navy Installations Command, where she was accountable for all Navy installations worldwide. Her skills leading operations on a global scale bring significant value to the Victory Capital board. Her experience includes the development of strategic plans, policymaking, resourcing, and oversight and compliance. Vice Admiral Jackson’s qualifications include a focus on business continuity, integration and sustainability metrics, digital transformation and compliance through data-driven audit analytics, and innovation and risk-based assessment. She brings extensive experience cultivating key partnerships and collaborating across the Congress and the Department of Defense, federal and local government agencies, industry and host nations, FEMA, the EPA, and law enforcement and local communities. Her executive experience includes leading diverse, inclusive teams to consistently drive results, implement change, and exceed organizational goals and objectives. Vice Admiral Jackson brings dynamic leadership discipline and experience overseeing large-scale operations, contingency planning, risk mitigation, and strategic transformation. In her role as an executive-level advisor, she has provided consulting services to facilitate boardroom diversity, governance, and oversight. Vice Admiral Jackson holds a bachelor’s degree in Physics with an emphasis in Oceanography from the United States Naval Academy and a Master of Engineering Management degree from George Washington University.

Alan H. Rappaport joined our Board of Directors at the time of our acquisition from KeyCorp in August 2013. Mr. Rappaport was formerly the President of Bank of America’s Private Bank. Prior to Bank of America, Mr. Rappaport served as a Managing Director of the Chase Global Private Bank and a Partner of the Beacon Group. Mr. Rappaport also spent 17 years with CIBC Oppenheimer, where he was the senior executive responsible for the Asset Management Division. Mr. Rappaport has served as an adjunct professor of finance at New York University’s Stern School of Business and a lecturer at Stanford University’s Graduate School of Business. Previously, Mr. Rappaport had served as Chairman of the Board of Trustees of GuideStar, trustee of NYU Langone Medical Center, trustee of the American Museum of Natural History and national co-chair of the Duke University Parents Committee. He is currently a member of the Council on Foreign Relations and serves on the boards of directors of PIMCO multifund complex. Mr. Rappaport earned a Master of Business Administration from Stanford University and a Bachelor of Arts from Harvard University. Mr. Rappaport’s qualifications to serve on our Board of Directors include the knowledge, leadership and experience gained in over 40 years of working in the investment management business of a large global, complex asset management organization, including serving as President of Bank of America’s Private Bank. Mr. Rappaport’s leadership and experience in academia provide our Board of Directors with a unique perspective and in-depth understanding of issues concerning international finance, economics and public policy.

Additional Information Regarding the Other Members of the Board of Directors

David C. Brown has served as our Chief Executive Officer since our acquisition from KeyCorp in August 2013 and Chairman of our Board of Directors since April 2014. He joined our Board of Directors upon its formation. Mr. Brown serves as Chairman and Chief Executive Officer of Victory Capital Management Inc. (VCM), our wholly owned registered investment adviser, responsible for the development, execution, and oversight of firm strategy. He is Chairman of the VCM investment committee and a member of the Boards of Trustees for Victory Portfolios I, II, III and IV. Mr. Brown joined the firm in 2004 and has held multiple senior level positions, including President and Chief Operating Officer prior to his current role. Before joining Victory, Mr. Brown spent five years at Gartmore Global Investments, Inc. in a number of senior management positions including Chief Financial Officer and Chief Operating Officer of Gartmore Emerging Managers, LLC. Prior to joining Gartmore, he worked for Ernst & Young LLP as a manager in the Assurance & Advisory Business Services unit focusing on investment management businesses. Mr. Brown holds a Bachelor of Arts degree in political science with an emphasis on accounting from Ursinus College and a Master of Business Administration from Case Western Reserve University. Mr. Brown is a Board Member on the Ursinus College Board of Trustees. Previously, he served on the San Antonio Airport System Development Committee and on the Boards of directors for Alderwood Partners LLP, Cerebellum Capital, the Summa Health Systems of Ohio Investment Committee, and JumpStart of Ohio. Mr. Brown was formerly a member of the Bluecoats, Inc. of Cuyahoga County, OH and was selected as a 40 under 40 award winner by Crain’s Cleveland Business. He is a Certified Public Accountant (inactive). Mr. Brown’s extensive business, finance and leadership skills gained and developed through years of experience in the financial services industry, including tenure overseeing our strategic direction as Chief Executive Officer, brings valuable industry-specific knowledge and insights to our Board of Directors. Mr. Brown has also overseen several transactions in the asset management sector during his tenure with us. He has significant expertise in identifying, structuring and executing strategic acquisitions, as well as in managing boutique firms post-acquisition. These skills, combined with Mr. Brown’s extensive knowledge of our business and our industry, enable him to provide valuable insights to our Board of Directors on our strategic direction.

Richard M. DeMartini joined our Board of Directors at the time of our acquisition from KeyCorp in August 2013. Mr. DeMartini joined Crestview as a partner in 2005 and retired as a partner to become a vice chairman in 2021. Prior to Crestview, Mr. DeMartini served as president of the Bank of America Wealth and Asset Management Group from March 2001 until December 2004. At Bank of America, Mr. DeMartini was responsible for all wealth and asset management activities and oversaw approximately $400 billion in assets under management. He was also a member of Bank of America’s operating committee. Prior to Bank of America, Mr. DeMartini retired from Morgan Stanley where he served as chairman and CEO of the international private client group. His 26-year career at Morgan Stanley included roles as president of individual asset management and co-president of Dean Witter & Company, Inc. and chairman of Discover Card. He was also a member of the Morgan Stanley management committee. Mr. DeMartini is a former director of Capital Bank Financial and Fidelis Insurance Holdings and was a founding member of Partners Capital. He is also a trustee and former President and chairman of the Whitney Museum of American Art. Mr. DeMartini has served as chairman of the board of the Nasdaq Stock Market and vice chairman of the board of directors of the National Association of Securities Dealers, Inc. Mr. DeMartini received a Bachelor of Arts from San Diego State University. Mr. DeMartini’s qualifications to serve on our Board of Directors include his in-depth knowledge and operating experience in financial services, particularly in the asset and wealth management sectors, having held senior executive positions at major institutions. In addition, Mr. DeMartini has significant experience as a director on the boards of public and private companies. He provides the Board of Directors with a valuable perspective on global investment management and capital markets and has extensive experience in assessing value, strategy and risks related to potential acquisitions.

Robert V. Delaney, Jr. joined our Board of Directors in May 2022. Mr. Delaney joined Crestview Partners as a partner and managing director in 2007 and is an officer of the company. Mr. Delaney is also a member of Crestview’s investment committee. Prior to joining Crestview, Mr. Delaney was a partner at Goldman Sachs where he served in a variety of leadership positions, including head of the private equity business in Asia and head of the global leveraged finance group. Mr. Delaney helped expand Goldman’s private equity business in Asia by establishing the private equity business in Japan and then leading the private business for all of Asia. During Mr. Delaney’s leadership of the leveraged finance group, Goldman Sachs became one of the market leaders in high yield debt and leveraged loans. Mr. Delaney began his career as a CPA at Arthur Anderson. He received an M.B.A. with high distinction from Harvard Business School where he was a Baker Scholar. He received an M.S. in Accounting with distinction from NYU Stern School of Business and a B.A. from Hamilton College. Mr. Delaney also serves on the board of Upwell Water. He is a vice chairman and trustee of Hamilton College where he also is chair of the investment committee which manages the college’s endowment. Mr. Delaney’s qualifications to serve on the company’s Board of Directors include his extensive transactional, investment baking and private equity experience, having held senior executive positions at major institutions. With his financial background, he adds to the existing collective knowledge and experience of the Board of Directors. Mr. Delaney has broad experience in analyzing and monitoring companies, including board experience through various public and private directorships he has held and currently holds.

Karin Hirtler-Garvey joined our Board of Directors in October 2014. Ms. Hirtler-Garvey has over twenty years of experience as a board director in diversified industries and over 35 years of leadership experience in the financial services industry, preceded by eight years in public accounting as a CPA licensed in New Jersey. Ms. Hirtler-Garvey is currently a director at PhenixFIN Corporation where she serves as the Audit Committee Chair and as a member of the Nominating and Governance Committee and the Compensation Committee, and USAA Federal Savings Bank, where she formerly served on the Audit, Technology and Compensation Committees and currently serves as the Risk Committee Chair, and as a member of the Nominating and Governance and Compliance Special Committees. Ms. Hirtler-Garvey also serves on two additional private company boards. Previously, Ms. Hirtler-Garvey served as a director and Audit Committee Chair at Residential Capital LLC, a director and a member of the Audit Committee and Risk Committee for Validus Holdings, Ltd, a

director at Aeropostale, Inc., where during her tenure she served in various roles including as Chairman of the Board of Directors, the Lead Independent Director, Audit Committee Chair and a member of the Nominating and Governance Committee, a director at Western World Insurance Company, where she served as the Audit Committee Chair and a member of the Compensation Committee and Pension Committee and as a director at StarStone Specialty Insurance Company. Ms. Hirtler-Garvey was previously Chief Risk Officer at Ally Financial (formerly GMAC) and held a broad range of leadership positions at Bank of America and its predecessor NationsBank and a broad range of mid-level assignments at J.P. Morgan in both the finance and risk groups. Prior to this, she worked for eight years at Ernst & Young LLP with a focus on banking, insurance, garment industry and technology clients. Ms. Hirtler-Garvey earned a Bachelor of Science from Fairleigh Dickinson University. Ms. Hirtler-Garvey brings executive experience from large national and international, diversified financial services companies providing traditional banking, real estate, insurance and asset management services and through her service on other public company boards. Ms. Hirtler-Garvey provides our Board of Directors with unique insight and perspective to its oversight of our global operations, corporate governance and risk management. She qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

Dominique Carrel-Billiard joined our Board of Directors in April 2025. Mr. Carrel-Billiard serves as Amundi’s Head of Real and Alternative Assets, a position he has held since September 2020. Prior to that, Mr. Carrel-Billiard headed Amundi’s Institutional Division. Before joining Amundi in 2016, Mr. Carrel-Billiard was Chief Executive Officer of La Financiere de l’Echiquier from 2014 to 2016, a French boutique asset manager with a European equity focus and estimated assets under management totaling €8 billion. He also served as Chief Executive Officer of AXA Investment Managers Group from 2006 to 2013, a global multi-expertise asset management group with assets of €550 billion at the time, providing services in liquid markets (equities, fixed income, multi-asset), as well as private markets (private equity and real estate). Mr. Carrel-Billiard had served as Senior Vice President Business Support and Development at the AXA Group between 2004 and 2006. Starting his career in 1987 at Credit Commercial de France in Mergers and Acquisitions, Mr. Carrel-Billiard subsequently served as a partner at McKinsey & Company for twelve years, focusing mostly on serving financial institutions. Mr. Carrel-Billiard is a graduate from HEC (Hautes Etudes Commerciales - Paris) and holds an MBA from Harvard Business School. The Board of Directors believe that Mr. Carrel-Billiard’s extensive experience in the financial services and asset management industry provides him with the qualifications and skills to serve on the Board.

Lawrence Davanzo joined our Board of Directors in October 2014. Mr. Davanzo most recently served as President of Wilshire Associates Incorporated, overseeing the asset management areas of the firm, and as Vice Chairman of the Board of Directors of Wilshire and on its executive committee until his retirement in 2012. He first joined Wilshire in 1978 and rejoined in October 2004. During his tenure at Wilshire, he founded Wilshire’s Pension Consulting business and built the firm’s Funds Management Group. With over $70 billion in assets under management, or AUM, for financial intermediaries, Funds Management became the firm’s primary source of revenue growth. He also served as President of the firm’s mutual fund complexes. During Mr. Davanzo’s career, he also founded Asset Strategy Consulting and served as its managing director from February 1991 to February 2000. Mr. Davanzo earned a Bachelor of Business Administration (B.B.A.) and a Masters of Science degree in Finance (M.S.) at the University of Wisconsin-Madison. Mr. Davanzo’s qualifications to serve on our Board of Directors include the knowledge and experience gained in the combination of more than 40 years of asset management experience through his extensive career at Wilshire Associates and also managing and running his own investment consulting firm. This allows him to bring to the Board of Directors a deep understanding of issues associated with operating a business and the importance of client service and customer satisfaction unique to the asset management business.

Background and Experience of Directors

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the director’s individual biographies set forth above. While we do not have a formal policy on board diversity, we also consider diversity of experience as one of the factors. We believe our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

Our Board of Directors has evaluated the independence of its members based upon the rules of Nasdaq. Applying these standards, our Board of Directors has affirmatively determined that each of the directors, other than Mr. Brown, Mr. Carrel-Billiard, and Ms. Boyer-Chammard, are independent directors.

Board Leadership Structure

The Board has appointed the CEO, David C. Brown, to serve as the Executive Chairman of the Board.

The Board does not require the separation of the offices of the Chairman of the Board and the CEO and believes it should be free to make this determination depending on what it believes is best for the Company in light of all the circumstances.

When the Chairman is not an independent director, the Board will appoint a “Lead Independent Director”.

The Lead Independent Director shall be appointed annually and serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation, or such time as he or she is no longer an Independent Director or such time as the Chairman is an Independent Director.

The Board appointed Richard M. DeMartini as the Lead Independent Director in January 2026. Mr. DeMartini has served on the Board since our acquisition from KeyCorp in August 2013. Mr. DeMartini’s qualifications to serve as the Lead Independent Director include his in-depth knowledge and operating experience in financial services, particularly in the asset and wealth management sectors, having held senior executive positions at major institutions. He provides the Board of Directors with a valuable perspective on global investment management and capital markets and has extensive experience in assessing value, strategy and risks related to potential acquisitions.

The duties of the lead independent director include the following:

Meetings and Executive Sessions: The individual presides at all Board meetings in the absence of the Chairman, facilitates discussions among Independent Directors, and can call additional meetings as needed.

Liaison with the Chairman and Management: Acts as the principal liaison between Independent Directors and the Chairman, sharing decisions, suggestions and concerns expressed by Independent Directors in executive sessions or outside of Board meetings. Provides feedback to the Chairman and may communicate directly with management. Additionally, helps identify and support talent within the company and serve as a spokesperson for the Board when necessary.

Oversight of Information Provided to the Board: Works closely with the Chairman to ensure that the information presented to the Board is both appropriate and timely. This includes the development of meeting agendas and schedules, ensuring adequate discussion time. When appropriate, authorizes the retention of advisors and consultants who report directly to the Board.

Board and Leadership Evaluation: Works with the Nominating and Governance Committee to review Board and Committee performance evaluations. Periodically meets with Independent Directors to discuss Board, Committee and Chairman performance, effectiveness and composition. Coordinates with the CEO regarding the agenda for the annual review of the CEO succession plan.

Stockholder Communication: Presides at all meetings of stockholders and is available for consultation with stockholders when requested.

Crisis Management: Takes an active role in overseeing crisis management as needed.

Director Nomination Rights Under Shareholders’ Agreements

Under a Shareholders’ Agreement to which the Company is a party, for so long as Crestview Victory, L.P. (“Crestview Victory”), continues to own at least 5% but less than 10% of the aggregate outstanding shares of our Common Stock, we have the obligation to nominate one Crestview Victory nominee (plus one individual with board observer rights who is permitted to attend board and its committee meetings). As long as it is entitled to designate at least one director to the Board of Directors, Crestview Victory is entitled to have a designee serve on each committee of the Board, subject to applicable law and stock exchange requirements.

The Amundi Shareholder Agreement stipulates that: (a) for so long as Amundi, together with its permitted transferees, owns at least 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have two (2) individuals designated by Amundi elected to the Victory board and (b) for so long as Amundi, together with its permitted transferees, owns at least 33% but less than 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have one (1) individual designated by Amundi elected to the Victory board, in each case as reasonably acceptable to Victory and subject to certain adjustments as contemplated in the Amundi shareholder agreement for any increases or decreases to the size of the Victory board to maintain the same proportionate level of board nomination rights. For so long as Amundi has the right to nominate at least one director to the Victory board, subject to applicable law or applicable rules or regulations of any stock exchange (including as to any eligibility or qualification requirements) and the exercise of the Victory board’s fiduciary duties, Amundi will also have the right to have one of its selected directors serve on each committee of the Victory board. For so long as Amundi has the right to nominate two directors to the Victory board, Victory will generally not be permitted to decrease the size of the Victory board below eight members.

Committees of the Board; Board Meetings

The Board of Directors conducts its business through meetings of the board and its committees. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The current members and chairpersons of the standing committees of the Board are:

Director	Audit Committee	Compensation Committee	Nominating Committee

Robert V. Delaney, Jr.*		X
Lawrence Davanzo*	X	X
Karin Hirtler-Garvey*(1)	Chairperson		X
Richard M. DeMartini*		X	Chairperson
Mary Jackson*			X
Alan H. Rappaport*	X	Chairperson
Dominique Carrel-Billiard
Celine Boyer-Chammard

* Independent Director

(1) Ms. Hirtler-Garvey was appointed to the Nominating Committee in August 2025.

During 2025, our Board of Directors held 5 meetings, the Audit Committee held 11 meetings, the Compensation Committee held 5 meetings and the Nominating Committee held 2 meetings. As a matter of policy, it is expected that all directors should make every effort to attend meetings of the Board of Directors and meetings of the committees of which they are members. During 2025, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board which he or she is a member.

Our Corporate Governance Guidelines provide that directors are encouraged to attend our annual stockholder meetings.

Audit Committee

We have an Audit Committee that is responsible for, among other things:

•
assisting the Board of Directors in reviewing our financial reporting and other internal control processes;
•
our financial statements; the independent auditors’ qualifications, and independence; and,
•
our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.

The Audit Committee consists of Karin Hirtler-Garvey (Chair), Lawrence Davanzo and Alan H. Rappaport. Our Board of Directors has affirmatively determined that each of Karin Hirtler-Garvey, Lawrence Davanzo and Alan H. Rappaport meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the Nasdaq rules. Karin Hirtler-Garvey has been identified as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The Audit Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and Nasdaq. The charter of the Audit Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Audit Committee to stockholders upon request.

Nominating Committee

We have a Nominating Committee that is responsible for, among other things:

•
reviewing board structure, composition and practices, and making recommendations on these matters to our Board of Directors;
•
reviewing, soliciting and making recommendations to our Board of Directors and stockholders with respect to candidates for election to the Board of Directors;
•
overseeing our Board of Directors’ performance and self-evaluation process;
•
developing and reviewing a set of corporate governance principles; and,
•
overseeing the Company’s approach to being a Responsible Business.

The Nominating Committee consists of Richard M. DeMartini (Chair), Karin Hirtler-Garvey and Mary Jackson. The Nominating Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and Nasdaq. The charter of the Nominating Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Nominating Committee to stockholders upon request.

Compensation Committee

We have a Compensation Committee that is responsible for, among other things:

•
determining the compensation of our executive officers;
•
reviewing our executive compensation policies and plans;
•
administering and implementing our equity compensation plans;
•
reviewing the compensation payable to Board of Directors and its committee members and providing recommendations to our Board in regard thereto; and,
•
reviewing and discussing with management proposed Compensation, Discussion and Analysis.

The Compensation Committee consists of Alan H. Rappaport (Chair), Robert V. Delaney, Jr, Lawrence Davanzo and Richard M. DeMartini. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and Nasdaq. The charter of the Compensation Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Compensation Committee to stockholders upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

All of our directors who are not employed as our executive officers are eligible to earn compensation, payable quarterly in arrears, for their service on our Board of Directors and on committees of our Board of Directors. Compensation is paid on a pro-rata basis from or through the date these services begin or end.

For 2025, non-employee and independent directors received annual compensation of $230,000 for their service on our Board of Directors, $20,000 to $30,000 for service as the chair of a committee of our Board and $10,000 to $15,000 for service as a member of a committee of our Board. Each director, other than Ms. Boyer-Chammard and Mr. Carrel-Billiard, received $115,000 of their total annual compensation in restricted stock awards for shares of the Company’s Common Stock that were fully-vested on the grant date, and had the opportunity to elect to receive all or a portion of their remaining total annual compensation in cash, in restricted stock awards for shares of the Company’s Common Stock that were fully-vested on the grant date, or in the Victory Capital Holdings, Inc. Directors Deferred Compensation Plan (the “VCH Director DC Plan”). In connection with their appointment to the Board of Directors in April 2025, Ms. Boyer-Chammard and Mr. Carrel-Billiard elected to waive any right to compensation from the Company.

We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings of our Board.

Except as described above, we currently have no other formal arrangements under which our directors receive compensation for service to the Board of Directors or its committees.

The following table sets forth information concerning director compensation earned during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($)	Total ($)(2)
Lawrence Davanzo(3)	140,000	115,000	-	255,000
Robert V. Delaney, Jr.(4)	125,000	115,000	-	240,000
Richard M. DeMartini(5)	145,000	115,000	-	260,000
Karin Hirtler-Garvey(6)	148,450	115,000	-	263,450
Robert J. Hurst(7)	31,250	28,750	-	60,000
Mary Jackson(8)	125,000	115,000	-	240,000
Alan H. Rappaport(9)	150,000	115,000	-	265,000
Dominique Carrel-Billiard (10)	-	-	-	-
Celine Boyer-Chammard (10)	-	-	-	-

(1)
Represents director compensation earned in 2025 and settled with quarterly grants of restricted stock awards for shares of the Company’s Common Stock, which were fully-vested as of the grant date. The price of the shares of Common Stock was based on the closing price of Common Stock on the grant date. The grant date fair value of each quarterly restricted stock award issued for director compensation earned in 2025 was $28,750.
(2)
Represents total director compensation earned in 2025.
(3)
Represents $230,000 for Board service, $15,000 for Audit Committee service and $10,000 for Compensation Committee service.
(4)
Represents $230,000 for Board service and $10,000 for Compensation Committee service.
(5)
Represents $230,000 for Board service, $20,000 for Nominating Committee service and $10,000 for Compensation Committee service. In 2025, Mr. DeMartini elected to receive $30,000 of the director compensation payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully vested as of the grant date.
(6)
Represents $230,000 for Board service, $30,000 for Audit Committee service and $3,450 for Nominating Committee service beginning on August 27, 2025.
(7)
Represents $57,500 for Board service and $2,500 for Nominating Committee service. In 2025, Mr. Hurst elected to receive $31,250 of the director compensation payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully vested as of the grant date. Mr. Hurst retired effective April 1, 2025 and received awards in full for services rendered during the first quarter of 2025.
(8)
Represents $230,000 for Board service and $10,000 for Nominating Committee service.
(9)
Represents $230,000 for Board service, $20,000 for Compensation Committee service and $15,000 for Audit Committee service. In 2025, Mr. Rappaport elected to receive $150,000 of the director compensation payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully vested as of the grant date.
(10)
Ms. Boyer-Chammard and Mr. Carrel-Billard have elected to waive any right to any compensation from the Company in connection with their services as a non-employee director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 10, 2026 by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding Common Stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. These shares and shares of unvested restricted stock (which have voting rights but are subject to future vesting based on time or performance criteria), are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership and voting of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership or voting of any other person.

The percentages reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are based on 62,650,598 shares of our Common Stock as of March 10, 2026 (excluding 1,138,912 shares of unvested restricted stock which carry voting rights). Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256.

Principal Stockholders Table

	Shares Beneficially Owned As of March 10, 2026
Name	# of Common Stock Shares	% of Total Common Stock	# of Preferred Shares	# of Capital Shares	% of Total Capital Stock	% of Total Voting Power(1)(2)
5% Stockholders
Employee Shareholders Committee(3)	7,820,166	12.5%	—	7,820,166	9.5%	12.5%
BlackRock, Inc.(4)	6,775,617	10.8%	—	6,775,617	8.2%	10.8%
The Vanguard Group(5)	4,741,715	7.6%	—	4,741,715	5.7%	7.6%
Crestview GP(6)	4,095,423	6.5%	—	4,095,423	5.0%	6.5%
Capital World Investors(7)	3,266,007	5.2%	—	3,266,007	4.6%	6.0%
Amundi Parties(8)	3,054,924	4.9%	19,936,821	22,991,745	27.8%	4.9%
Directors and Named Executive Officers
David C. Brown(9)(10)	2,211,828	3.5%	—	2,211,828	2.7%	3.5%
Michael D. Policarpo(9)(11)	1,160,052	1.9%	—	1,160,052	1.4%	1.9%
Nina Gupta(9)(12)	226,056	*	—	226,056	*	*
Mannik Dhillon(9)(13)	288,995	*	—	288,995	*	*
Thomas M. Sipp(9)(14)	48,701	*	—	48,701	*	*
Lawrence Davanzo(15)	191,664	*	—	191,664	*	*
Robert V. Delaney, Jr.(16)	454,360	*	—	454,360	*	*
Richard M. DeMartini(17)	873,779	1.4%	—	873,779	1.1%	1.4%
Karin Hirtler-Garvey	41,125	*	—	41,125	*	*
Mary M. Jackson	6,669	*	—	6,669	*	*
Alan H. Rappaport(15)	453,970	*	—	453,970	*	*
Dominique Carrel-Billiard (19)	—	*	—	—	*	*
Celine Boyer-Chammard (19)	—	*	—	—	*	*
All Directors and executive officers as a group (13 Persons)	5,957,199	9.5%	—	5,957,199	7.2%	9.5%

* Represents beneficial ownership of less than 1%.

(1)
Sum of percentages may exceed 100% due to unvested restricted stock with voting rights and shares of Common Stock issuable upon the exercise of options.
(2)
The shares of Victory Preferred Stock are not convertible into shares of Victory Common Stock at the option of the holder. The shares of Preferred stock are not convertible to shares of Common stock at the option of the holder. Upon specified transfers of the Preferred stock to third parties, the shares of Preferred stock will automatically convert into shares of Common stock in the hands of the transferee on an equivalent basis. Conversion will only occur in the event of a transfer of shares to an entity that is not an affiliate of Amundi in certain specified transfer scenarios.
(3)
Upon the completion of the Company’s initial public offering in 2018, or IPO, a substantial majority of our employee stockholders, and any new employee shareholder joining the Company thereafter, entered into the Employee Shareholders’ Agreement pursuant to which they granted an irrevocable voting proxy with respect to the shares of our common stock they have acquired from us and any shares they may acquire from us in the future to the Employee Shareholders Committee currently consisting of Mr. Brown, Mr. Policarpo and Mr. Dhillon. All shares subject to the Employee Shareholders’ Agreement will be voted in accordance with the majority decision of those three members. Shares originally subject to the agreement cease to be subject to it when sold by the employee or upon the termination of the employee’s employment with us. The number of shares of common stock in this row includes the shares of common stock currently beneficially owned by current employees party to the Employee Shareholders’ Agreement, which consist of (i) 6,466,421 shares of Common Stock, (ii) 1,138,912 unvested restricted shares of Common Stock and (iii) 214,833 shares of Common Stock issuable upon the exercise of options. As members of our Employee Shareholders Committee, Mr. Brown, Mr. Policarpo and Mr. Dhillon share voting power over all of these shares. Other than as shown in the row applicable to each of them individually, none of Mr. Brown, Mr. Policarpo or Mr. Dhillon has investment power with respect to any of the shares subject to the Employee Shareholders’ Agreement, and each disclaims beneficial ownership of such shares. See “Relationships and Related Party Transactions—Employee Shareholders’ Agreement.” This number does not include 4,095,423 shares of Common Stock owned by other parties to the Shareholders’ Agreement for which the Employee Shareholders Committee may be deemed to have beneficial ownership. The Employee Shareholders Committee disclaims beneficial ownership of all such shares.
(4)
Based solely on a Schedule 13G filed with the SEC on August 1, 2025 reporting stock ownership as of July 31, 2025. The Schedule 13G was filed by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. had (i) sole power to vote or direct the vote of 6,700,215 shares of Common Stock, (ii) shared power to vote or direct the vote of 0 shares of Common Stock, (iii) sole power to dispose or to direct the disposition of 6,775,617 shares of Common Stock and (iv) shared power to dispose or direct the disposition of 0 shares of Common Stock.
(5)
Based solely on a Schedule 13G filed with the SEC on October 31, 2025 reporting stock ownership as of September 30, 2025. The Schedule 13G was filed by The Vanguard Group. According to the Schedule 13G, The Vanguard Group had (i) sole power to vote or direct the vote of 0 shares of Common Stock, (ii) shared power to vote or direct the vote of 333,101 shares of Common Stock, (iii) sole power to dispose or to direct the disposition of 4,348,627 shares of Common Stock and (iv) shared power to dispose or direct the disposition of 393,088 shares of Common Stock.
(6)
This number does not include 7,820,166 shares of Common Stock owned by other parties to the Shareholders’ Agreement, dated February 12, 2018 (the “Shareholders’ Agreement) for which Crestview GP may be deemed to have beneficial ownership. See “Relationships and Related Party Transactions—Amended and Restated Shareholders’ Agreement.” Crestview GP disclaims beneficial ownership of all such shares. Crestview GP may be deemed to be the beneficial owner of 4,091,983 shares of Common Stock owned directly by Crestview Victory and 3,440 shares granted to Mr. Delaney in lieu of quarterly cash director fees for Mr. Delaney’s service on the Company’s Board of Directors and for which all rights, title and interest in the shares has been previously assigned by Mr. Delaney to Crestview Advisors, L.L.C., which provides investment advisory and management services to certain Crestview entities, and Crestview Victory GP, LLC is the general partner of Crestview Victory. Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. (collectively, the “Crestview Funds”) are members of Crestview Victory GP, LLC and limited partners of Crestview Victory. Crestview GP and the Crestview Funds may be deemed to be beneficial owners of the shares owned directly by Crestview Victory. Crestview GP has voting and investment control over such shares. Decisions by Crestview GP to vote or dispose of such shares require the approval of a majority of the members of its investment committee and the chairman of the investment committee, which is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Daniel G. Kilpatrick and Bradford R. Williams. None of the foregoing persons has the power individually to vote or dispose of such shares. The address of each of the foregoing is c/o Crestview, 590 Madison Avenue, 42nd Floor, New York, NY 10022. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.
(7)
Based solely on a Schedule 13G filed with the SEC on May 13, 2025 reporting stock ownership as of March 31, 2025. The Schedule 13G was filed by Capital World Investors. According to the Schedule 13G, Capital World Investors, a division of Capital Research & Management Company, had (i) sole power to vote or direct the vote of 3,266,007 shares of Common Stock, (ii) shared power to vote or direct the vote of 0 shares of Common Stock, (iii) sole power to dispose or to direct the disposition of 3,266,007 shares of Common Stock and (iv) shared power to dispose or direct the disposition of 0 shares of Common Stock.
(8)
Consists of shares of Victory Common Stock and Victory Preferred Stock held of record by Amundi. See “Relationships and Related Party Transactions—Amundi Shareholder Agreement.”

(9)
Pursuant to the Employee Shareholders Agreement, each of Mr. Brown, Mr. Policarpo, Ms. Gupta, Mr. Dhillon and Mr. Sipp each granted an irrevocable voting proxy with respect to all of the shares of our Common Stock acquired by such person and any shares such person may acquire from us in the future to the Employee Shareholders Committee as described in footnote 2 above. Each retains investment power with respect to the shares of our Common Stock such person holds, which are the shares reflected in the row applicable to each person. This amount does not include shares owned by other parties to the Employee Shareholders Agreement for which each of Mr. Brown, Mr. Policarpo, Ms. Gupta, Mr. Dhillon and Mr. Sipp may be deemed to have beneficial ownership. Each of such persons disclaims beneficial ownership of all such shares.
(10)
Consists of (i) 1,860,690 shares of Common Stock and (ii) 351,138 unvested restricted shares of Common Stock.
(11)
Consists of (i) 986,991 shares of Common Stock and (ii) 173,061 unvested restricted shares of Common Stock.
(12)
Consists of (i) 161,126 shares of Common Stock and (ii) 64,930 unvested restricted shares of Common Stock.
(13)
Consists of (i) 249,453 shares of Common Stock and (ii) 39,542 unvested restricted shares of Common Stock.
(14)
Consists of 48,701 shares of unvested restricted shares of Common Stock.
(15)
Consists of (i) 190,812 shares of Common Stock held of record by the Lawrence E. Davanzo and Christine Davanzo Revocable Trust, for which Mr. Davanzo serves as trustee and (ii) 852 shares of Common Stock held of record by Mr. Davanzo.
(16)
Consists of 451,940 and 2,420 shares of Common Stock held of record by The 2007 and 2010 Delaney Family LLC, an entity which Mr. Delaney controls, and excludes 3,440 shares of Common Stock, which were issued in lieu of quarterly cash director fees for Mr. Delaney’s service on the Company’s Board of Directors and for which all rights, title and interest in the shares has been previously assigned by Mr. Delaney to Crestview Advisors, L.L.C.
(17)
Consists of (i) 600,642 shares of Common Stock held of record by The DeMartini 2018 Children’s Trust, a family trust in which Mr. DeMartini’s spouse serves as the trustee and Mr. DeMartini has investment control and (ii) 273,137 shares of Common Stock held of record by Mr. DeMartini.
(18)
Consists of (i) 298,861 shares of Common Stock held of record by ADR Partners, an entity which Mr. Rappaport controls and (ii) 155,109 shares of Common Stock held of record by Mr. Rappaport.
(19)
Ms.Boyer-Chammard and Mr.Carrel-Billiard have elected to waive any right to any compensation from the Company in connection with their services as a non-employee director of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the total shares of our Common Stock authorized and issued (or to be issued) under our equity compensation plans as of December 31, 2025:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	584,664	$10.15	3,003,988
Equity compensation plans not approved by security holders	—	—	—
Total	584,664	$10.15	3,003,988

(1)
Reflects 584,664 shares of our Common Stock issuable upon the exercise of options outstanding as of December 31, 2025 which were granted under the Victory Capital Holdings, Inc. 2018 Stock Incentive Plan (the “2018 Plan”).
(2)
Reflects 6,172,484 shares of Common Stock reserved for issuance under the 2018 Plan and 350,388 shares of our Common Stock reserved for issuance under the Victory Capital Holdings, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). No further shares will be issued or distributed under the 2013 Plan. As of December 31, 2025, the Company had issued 3,345,867 restricted shares of Common Stock under the 2013 Plan, 3,465,275 restricted shares of Common Stock under the 2018 Plan, and 53,609 shares of Common Stock under the 2018 ESPP, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when any applicable restrictions lapse.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amended and Restated Shareholders’ Agreement

On October 31, 2014, we entered into a Shareholders’ Agreement with Crestview Victory, and certain other persons named therein. In connection with our IPO, we amended and restated the Shareholders’ Agreement.

Crestview Victory has rights to nominate a certain number of our directors depending on their ownership and each of the stockholders party to the Shareholders’ Agreement have agreed to vote, or cause to be voted, all of their outstanding shares to ensure the election of such directors. For more information on the rights of Crestview Victory to nominate directors, see “Proposal 1: Election of Class II Directors—Director Nomination Rights Under the Shareholders’ Agreement.”

The Shareholders’ Agreement provides for certain registration rights, pursuant to which either Crestview Victory or Reverence Capital may request us, (a) to file a registration statement with the SEC, and (b) to file a shelf registration statement with the SEC. In October 2021, Crestview Victory and Reverence Capital requested us to file a registration statement with the SEC for all their outstanding shares and to subsequently file a shelf registration statement. Subject to certain conditions, we will not be obligated to (i) effect more than one underwritten offering involving substantial marketing effort in any consecutive 120-day period, and (ii) effect more than five demand registrations for Crestview Victory. In addition, Crestview Victory, and each of the remaining 2% holders of registrable securities, have certain “piggyback” registration rights, pursuant to which, subject to certain exceptions, it will be entitled to register its registrable securities alongside any offering of securities that we may undertake, subject to cutback in certain cases. The Shareholders’ Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the holders against certain liabilities which may arise in connection with the registration.

Employee Shareholders’ Agreement

Upon the completion of the Company’s IPO in 2018 a substantial majority of our employee stockholders, and any new employee shareholder joining the Company thereafter, entered into the Employee Shareholders’ Agreement pursuant to which they granted an irrevocable voting proxy with respect to the shares of our common stock they have acquired from us and any shares they may acquire from us in the future to the Employee Shareholders Committee. The employee stockholders who are party to the agreement beneficially own in the aggregate approximately 11.9% of Common Stock and voting power and the unvested restricted shares as of March 10, 2026. Any shares of our Common Stock that we may issue in the future to our employees, including under the 2018 Plan, will be subject to the Employee Shareholders’ Agreement. Shares held by an employee stockholder will cease to be subject to the Employee Shareholders’ Agreement upon termination of employment by such employee stockholder (including by death).

The members of the Employee Shareholders Committee must be our employees and holders of shares subject to the agreement. The Employee Shareholders Committee is currently composed of David C. Brown (Chairman of the Board and Chief Executive Officer), Michael D. Policarpo, (President, Chief Financial Officer and Chief Administrative Officer) and Mannik S. Dhillon (President, Investment Franchises and Solutions; Head of Product and Strategy). Employee stockholders holding shares representing a majority of the shares subject to the Employee Shareholders’ Agreement will be entitled to remove and replace the Employee Shareholders Committee members (other than the Chief Executive Officer). Each member of the Employee Shareholders Committee is entitled to indemnification from us in his or her capacity as a member of the Employee Shareholders Committee.

The Employee Shareholders Committee has the sole right to determine how to vote all shares subject to the Employee Shareholders’ Agreement, and such shares will be voted in accordance with the majority decision of those three members. Subject to its obligations under the Employee Shareholders’ Agreement, the Employee Shareholders Committee may in its discretion vote, or abstain from voting, all or any of the shares subject to the Employee Shareholders’ Agreement on any matter on which holders of shares of our Common Stock are entitled to vote, including, but not limited to, the election of directors to our Board of Directors, amendments to our certificate of incorporation or bylaws, changes to our capitalization, a merger or consolidation, a sale of substantially all of our assets, and a liquidation, dissolution or winding up.

Amundi Shareholder Agreement

The Amundi Shareholder Agreement stipulates that: (a) for so long as Amundi, together with its permitted transferees, owns at least 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have two (2) individuals designated by Amundi elected to the

Victory board and (b) for so long as Amundi, together with its permitted transferees, owns at least 33% but less than 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have one (1) individual designated by Amundi elected to the Victory board, in each case as reasonably acceptable to Victory and subject to certain adjustments as contemplated in the Amundi shareholder agreement for any increases or decreases to the size of the Victory board to maintain the same proportionate level of board nomination rights. For so long as Amundi has the right to nominate at least one director to the Victory board, subject to applicable law or applicable rules or regulations of any stock exchange (including as to any eligibility or qualification requirements) and the exercise of the Victory board’s fiduciary duties, Amundi will also have the right to have one of its selected directors serve on each committee of the Victory board. For so long as Amundi has the right to nominate two directors to the Victory board, Victory will generally not be permitted to decrease the size of the Victory board below eight members.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and members of the Employee Shareholders Committee. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated certificate of incorporation and bylaws also require us to advance expenses incurred by our directors and officers.

Investment Advisory Agreements

Victory Capital Management Inc. (“VCM”) has agreements to serve as the investment adviser of the Victory Funds and VictoryShares, our ETF brand, in each case with which certain of our employees are affiliated. Under the terms of the investment advisory agreements with the Victory Funds and the VictoryShares, the continuation of which is subject to annual review and approval by the board of the Victory Funds and VictoryShares, VCM earns investment management fees based on a percentage of AUM, as delineated in the respective investment advisory agreements and disclosed in the prospectus for each Victory Fund and each of the VictoryShares. The gross amount earned from advising the Victory Funds and the VictoryShares was $283.4 million for the year ended December 31, 2025.

VCM has agreed to waive its management fee and/or reimburse expenses for certain of the share classes of certain of the Victory Funds and for certain of the VictoryShares, to the extent their respective expenses exceed certain levels. In addition, VCM may decide to voluntarily reduce additional fees or reimburse any Victory Fund or any of the VictoryShares for other expenses. The amount VCM waived or reimbursed for the Victory Funds and the VictoryShares was $21.5 million for the year ended December 31, 2025.

VCM also has an agreement to serve as the investment adviser of the separate series of mutual funds the Victory Portfolios III (“the “Victory Funds III”), with which certain of our employees are affiliated. Under the terms of the investment advisory agreement with the Victory Funds III, the continuation of which is subject to the annual review and approval by the board of the Victory Portfolios III, VCM earns investment management fees based on a percentage of AUM, which for certain equity and fixed income funds are subject to a performance fee adjustment depending on the investment performance, better or worse, of those funds relative to their specified benchmark indexes, as delineated in the investment advisory agreement and disclosed in the prospectus for each Victory Funds III. For the year ended December 31, 2025, the gross amount earned from advising the Victory Funds III was $259.1 million.

VCM pays a portion of its investment management fees to unaffiliated investment advisers for services they provide as sub-advisers to certain of the Victory Funds III. In addition, VCM has agreed to waive its management fee and/or reimburse expenses for each share class of the Victory Funds III to the extent their respective expenses exceed certain levels. VCM may also decide to voluntarily reduce additional fees or reimburse the Victory Funds III for other expenses. The amount VCM waived or reimbursed for the Victory Funds III was $9.5 million for the year ended December 31, 2025.

VCM also has an agreement to serve as the investment adviser of the Victory Portfolios IV, with which certain of our employees are affiliated. Under the terms of the investment advisory agreement with the Victory Portfolios IV, the continuation of which is subject to the annual review and approval by the board of the Victory Portfolios IV, VCM earns investment management fees based on a percentage of AUM, which for certain equity funds are subject to a performance fee adjustment depending on the investment performance, better or worse, of those funds relative to their specified benchmark indexes, as delineated in the investment advisory agreement and disclosed in the prospectus for each Victory

Portfolios IV. For the year ended December 31, 2025, the gross amount earned from advising the Victory Portfolios IV was $225.6 million.

VCM pays a portion of its investment management fees to unaffiliated investment advisers for services they provide as sub-advisers to certain of the Victory Portfolios IV. In addition, VCM has agreed to waive its management fee and/or reimburse expenses for each share class of the Victory Portfolios IV to the extent their respective expenses exceed certain levels. VCM may also decide to voluntarily reduce additional fees or reimburse the Victory Portfolios IV for other expenses. The amount VCM waived or reimbursed for the Victory Portfolios IV was $12.0 million for the year ended December 31, 2025.

VCM has agreements to serve as the investment adviser of the Victory Collective Funds. Under the terms of the investment advisory agreements with the Victory Collective Funds, VCM earns investment management fees based on a percentage of AUM net of fund expenses. The amount earned from advising the Victory Collective Funds was $23.6 million for the year ended December 31, 2025.

With the November 1, 2021 acquisition of alternative investment manager New Energy Capital Partners, LLC (“NEC”), VCM became the investment manager for NEC’s active private closed-end funds (the “NEC Funds”). VCM earns investment management fees based on limited partner capital commitments during the commitment period of the fund. Following the earlier of the termination of the commitment period and the beginning of any commitment period for a successor fund, VCM generally earns investment management fees, depending on the fund, based on the lesser of a) the net asset value of the fund and b) the aggregated adjusted cost basis of each unrealized portfolio investment or the limited partner capital commitments reduced by the amount of capital contributions used to make portfolio investments that have been disposed. For the year ended December 31, 2025, VCM earned $6.0 million in investment management fees from the NEC Funds.

At the closing of the Amundi transaction on April 1, 2025, the requisite shareholder approval was not received for certain open- and closed-end Pioneer funds. To provide continuous and uninterrupted investment advisory services to these funds following the closing, the funds appointed VCM to act as interim investment adviser pursuant to Interim Investment Advisory Agreements. For the open-end funds, Amundi Distributor US, Inc. continued to serve as each fund’s underwriter. For the open-end funds, these arrangements terminated once the funds had obtained the requisite shareholder approval and were reorganized into newly-formed series of Victory Portfolios IV. The closed-end funds subsequently sought and obtained shareholder approval to liquidate. The last such approval occurred in August 2025. For the year ended December 31, 2025, VCM earned $225.6 million in investment management fees from the Pioneer open-and closed-end funds.

Administration Agreements

VCM has agreements to serve as the administrator and fund accountant for the Victory Funds and VictoryShares, with which certain of our employees are affiliated. Under the terms of the administration agreements with the Victory Funds and VictoryShares, the continuation of which is subject to annual approval by the board of the Victory Funds and VictoryShares, VCM earns administration fees based on a percentage of AUM as delineated in the respective administration agreements and disclosed in the statement of additional information for each Victory Fund and each of the VictoryShares. The gross amount earned from providing administration and fund accounting services to the Victory Funds and VictoryShares was $28.5 million for the year ended December 31, 2025.

VCM pays a portion of these administration fees to an unaffiliated sub-administrator for services it provides as sub-administrator and sub-fund accountant to the Victory Funds and VictoryShares. VCM has agreed to waive a portion of its administration fees for VictoryShares to the extent the fees earned exceed the portion of fees paid to the sub-administrator for services it provides to the VictoryShares. The amount of administration fees waived by VCM for the VictoryShares was $2.9 million for the year ended December 31, 2025.

VCM also has an agreement to serve as the administrator and fund accountant for the Victory Funds III, with which certain of our employees are affiliated. Under the terms of the administration agreement with the Victory Funds III, the continuation of which is subject to annual approval by the board of the Victory Portfolios III, VCM earns administration fees based on a percentage of AUM, as delineated in the respective administration agreement and disclosed in the statement of additional information for the Victory Funds III. The gross amount earned from providing administration and fund accounting services to the Victory Funds III was $85.7 million for the year ended December 31, 2025. VCM pays a portion of these administration fees to an unaffiliated sub-administrator for services it provides as sub-administrator and sub-fund accountant to the Victory Funds III. No administration fees were waived by VCM for the Victory Portfolios III for the year ended December 31, 2025.

VCM also has an agreement to serve as the administrator and fund accountant for the Victory Portfolios IV, with which certain of our employees are affiliated. Under the terms of the administration agreement with the Victory Portfolios IV, the continuation of which is subject to annual approval by the board of the Victory Portfolios IV, VCM earns administration fees based on a percentage of AUM, as delineated in the respective administration agreement and disclosed in the statement of additional information for the Victory Portfolios IV. The gross amount earned from providing administration and fund accounting services to the Victory Portfolios IV was $19.0 million for the year ended December 31, 2025. VCM pays a portion of these administration fees to an unaffiliated sub-administrator for services it provides as sub-administrator and sub-fund accountant to the Victory Portfolios IV. No administration fees were waived by VCM for the Victory Portfolios IV for the year ended December 31, 2025.

Transfer Agent Agreement

Victory Capital Transfer Agency, Inc. (formerly, USAA Transfer Agency Company) performs transfer agent services for the Victory Funds III, with which certain of our employees are affiliated, under a Transfer Agency Agreement, and sub-transfer agent services to the Victory Funds for member class shares under a Sub-Transfer Agency Agreement. Services include maintenance of shareholder account records, handling of communications with shareholders, distribution of Fund dividends, and production of reports with respect to account activity for shareholders and the Trust. The Transfer Agency Agreement continues from year to year subject the approval of the board of the Victory Portfolios III. The Sub-Transfer Agency Agreement, which took effect on November 2, 2020 with the launch of the member class shares, continues from year to year subject to the approval of the board of the Victory Funds. The gross amount earned from providing transfer agent services to the Victory Funds III was $51.8 million for the year ended December 31, 2025; fees earned in the year ended December 31, 2025 from sub-transfer agent services to the Victory Funds for member class shares were de minimis. VCM pays a portion of its transfer agency fees to an unaffiliated transfer agent for services it provides as sub-transfer agent to the Victory Funds III.

Distribution Agreements

Victory Capital Services, Inc., (“VCS”) is an introducing broker-dealer registered with the SEC that has agreements to serve as the distributor for the Victory Funds and VictoryShares, with which certain of our employees are affiliated. Under the terms of the distribution agreements with the Victory Funds, the continuation of which is subject to annual approval by the board of the Victory Funds, VCS is entitled to receive payments, if any, under the 12b-1 plan for the Victory Funds in accordance with the terms thereof and payments, if any, of sales charges as set forth in the prospectus and statement of additional information of each Victory Fund. The amount earned from providing distribution services to the Victory Funds was $18.5 million for the year ended December 31, 2025. VCS pays a portion of its distribution fees to unaffiliated broker dealers for services they provide as distributors of the Victory Funds. There were no amounts earned from providing distribution services to the VictoryShares for the year ended December 31, 2025.

VCS also has an agreement to serve as the distributor for the Victory Funds III, with which certain of our employees are affiliated. Under the terms of the distribution agreement with the Victory Funds III, the continuation of which is subject to annual approval by the board of the Victory Portfolios III, VCS is entitled to receive payments, if any, under the 12b-1 plan for the Victory Funds III in accordance with the terms thereof and payments, if any, of sales charges as set forth in the prospectus and statement of additional information of the Victory Funds III. The gross amount earned from providing distribution services to the Victory Funds III was $1.9 million for the year ended December 31, 2025. VCS pays a portion of its distribution fees to unaffiliated broker dealers for services they provide as distributors of the Victory Funds III.

VCS also has an agreement to serve as the distributor for the Victory Portfolios IV, with which certain of our employees are affiliated. Under the terms of the distribution agreement with the Victory Portfolios IV, the continuation of which is subject to annual approval by the board of the Victory Portfolios IV, VCS is entitled to receive payments, if any, under the 12b-1 plan for the Victory Portfolios IV, in accordance with the terms thereof and payments, if any, of sales charges as set forth in the prospectus and statement of additional information of the Victory Portfolios IV. The gross amount earned from providing distribution services to Victory Portfolios IV was $51.7 million for the year ended December 31, 2025. VCS pays a portion of its distribution fees to unaffiliated broker dealers for services they provide as distributors of Victory Portfolios IV.

VCS also serves as placement agent for certain private funds managed by VCM. VCS earned a de minimis amount of fees as placement agent for the year ended December 31, 2025.

In connection with the Amundi transaction, the Company, Amundi Asset Management S.A.S ("Amundi"), and, solely for certain provisions thereof, Amundi S.A., (“Amundi Parent,” and together with Amundi, the “Amundi Parties”), the Company and VCM, entered into an Off-Shore Master Distribution and Services Agreement and an On-Shore Master

Distribution and Services Agreement (the “Distribution and Services Agreements”) which became effective at the closing of the transaction on April 1, 2025. We depend on the Amundi parties to distribute Victory products outside the United States and create investment vehicles to provide investment management services with respect to any U.S. traditional active asset management products that we offer. Under the Distribution Agreements, (1) Amundi has the exclusive right, subject to certain exceptions, to distribute Victory’s products outside of the United States; (2) Victory has the exclusive right, subject to certain exceptions, to provide investment management services with respect to any traditional U.S. active asset management products to the Amundi Parties for distribution outside the United States; (3) Victory has the exclusive right, subject to certain exceptions, to distribute Amundi products in the United States; and (4) Amundi has the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any non-U.S. active asset management products to Victory for distribution in the United States. Victory will be entitled to a percentage of fee revenues derived from Victory’s products that the Amundi Parties distribute outside the United States, and the Amundi Parties will be entitled to a percentage of fee revenues derived from the Amundi Parties’ products that Victory distributes in the United States. The Distribution and Services Agreements will continue until the 15th anniversary of the date of the closing of the Amundi transaction, and automatically renew thereafter and remain effective for successive five-year terms. The Distribution and Services Agreements may be terminated under certain limited circumstances. Given the exclusive distribution arrangement with the Amundi Parties, outside the United States we will be dependent on Amundi’s distribution and sales channels to sell our products, and we do not control the ultimate investment recommendations given by them to clients. In addition, we will be dependent on Amundi to create investment vehicles to provide investment management services with respect to any U.S. active asset management products that we offer. The gross amount earned from providing distribution services to Amundi was $1.9 million for the year ended December 31, 2025.

Compliance Services Agreement

VCM has an agreement to furnish a VCM employee to serve as the Chief Compliance Officer as well as other compliance personnel and resources reasonably necessary to provide compliance design, administration and oversight services for the Victory Funds and VictoryShares with which certain of our employees are affiliated, in accordance with Rule 38a-1 under the Investment Company Act. The term of the agreement began on July 1, 2017 and initially expired on July 1, 2019 but is subject to renewal thereafter. The amount earned from providing these services to the Victory Funds and VictoryShares was $0.5 million for the year ended December 31, 2025.

VCM has an agreement to furnish a VCM employee to serve as the Chief Compliance Officer as well as other compliance personnel and resources reasonably necessary to provide compliance design, administration and oversight services for the Victory Funds III, with which certain of our employees are affiliated, in accordance with Rule 38a-1 under the Investment Company Act. The term of the agreement began on July 1, 2019 and initially expired on July 1, 2020 but is subject to renewal thereafter. The gross amount earned from providing these services to the Victory Funds III was $0.6 million for the year ended December 31, 2025.

The Company also maintains a list which has been previously shared with the Audit Committee which list all related party transactions that do not meet the definition under the Policy and all other affiliate transactions/relationships.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the approval, with certain exceptions, of any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related party” (a director, director nominee, executive officer, or a person known to us to be the beneficial owner of more than 5% of our voting securities, or any immediate family member of any of the foregoing) has a direct or indirect material interest (a “related-party transaction”). Under the policy, a related party must promptly disclose to our Chief Legal Officer any potential related-party transaction and all material facts about the transaction. The Chief Legal Officer will then assess whether the transaction constitutes a related-party transaction. If the Chief Legal Officer determines a transaction qualifies as such, he or she will communicate that information to the Audit Committee, or to the Chairperson of the Audit Committee, if the Chief Legal Officer in consultation with the Chief Executive Officer or Chief Financial Officer determines it is impracticable or undesirable to wait until the next Audit Committee meeting. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee or the Chairperson of the Audit Committee, as applicable, will decide whether to approve such transaction and will generally approve only those transactions that are not inconsistent with our best interests. If we become aware of a related-party transaction that was not approved under this policy before it was entered into, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, amendment or termination of such transaction. Under the policy, any director who has an interest in a related-party transaction will recuse himself or herself from any formal action with respect to the transaction as deemed appropriate by the Audit Committee.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and regulations of the SEC require our directors, executive officers and, with certain exceptions, persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file with the SEC reports of ownership of, and transactions in, our equity securities. These reporting persons are further required to provide us with copies of these reports.

Based solely on our review of such reports and written representations by the reporting persons, we believe that during the fiscal year ended December 31, 2025, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements, except that a late Form 4 was filed for Mr. Sipp on June 20, 2025 to report a stock award granted on June 15, 2025 as well as a late Form 4 filed on October 10, 2025 for Mr. Davanzo to report a transfer between accounts for no consideration on September 30, 2025.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The duties and responsibilities of the Audit Committee are more fully described in the Audit Committee’s written charter, which is reviewed annually and available under the Investor Relations link on our website at www.vcm.com.

The Audit Committee consists of Karin Hirtler-Garvey (Chair), Lawrence Davanzo and Alan H. Rappaport. Our Board of Directors has affirmatively determined that each of Karin Hirtler-Garvey, Lawrence Davanzo and Alan H. Rappaport meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the Nasdaq rules. Each member of the Audit Committee is able to read and understand fundamental financial statements as required by the listing rules of the Nasdaq. Karin Hirtler-Garvey has been identified as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2025.

The Audit Committee has discussed with the Company’s independent auditors, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and letter from Deloitte & Touche LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Karin Hirtler-Garvey (Chairperson)
Lawrence Davanzo
Alan H. Rappaport

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Our Audit Committee, in accordance with its charter and authority delegated to it by the Board of Directors, has appointed the firm of Deloitte & Touche LLP ("Deloitte") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting.

Deloitte has served as the Company's auditor since 2025 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment, but may still retain Deloitte.

Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Board of Directors and the Audit Committee recommend that you vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Prior Change of Auditors

Due to specific auditor independence implications under the rules of the SEC that would result at the closing of the transactions contemplated by the Contribution Agreement between the Company and Amundi Asset Management S.A.S., upon the completion of a thorough selection process, our Audit Committee (1) notified Ernst & Young LLP ("Ernst & Young") that, effective following the completion of certain statutory audits and related services for the fiscal year ended December 31, 2024, Ernst & Young will not continue as the Company’s independent registered public accounting firm, and (2) appointed Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. The Company elected to preemptively address this specific outcome under the rules, and the auditor change was not the result of work performed by Ernst & Young or matters involving the Company’s financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee is required to pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors. The Audit Committee will typically pre-approve specific types of audit, audit-related, tax and other services on an annual basis. All services not pre-approved annually are approved on an individual basis throughout the year as the need arises. The Audit Committee has delegated to its chairperson the authority to pre-approve independent auditor engagements between meetings of the Audit Committee. Any such pre-approvals will be reported to and ratified by the entire Audit Committee at its next regular meeting.

All audit, audit-related, tax and other services in fiscal year 2025 were pre-approved by the Audit Committee. In all cases, the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of Deloitte’s independence.

Fees Paid to the Independent Registered Public Accounting Firm

As discussed in “Prior Change of Auditors” above, the Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025 and Ernst & Young issued its audit reports on our financial statements for the fiscal year ended December 31, 2024. All services provided by Ernst & Young for fiscal year 2024 and all services provided by Deloitte for fiscal year 2025 were pre-approved by the Audit Committee.

The following table sets forth the aggregate fees that Deloitte and Ernst & Young billed us for professional services rendered for the fiscal years ended December 31, 2025, and December 31, 2024, respectively.

	Fiscal Year 2025	Fiscal Year 2024
Audit fees	$1,482,259	$1,645,685
Audit-related fees	72,227	113,410
Tax fees	15,400	56,835
Total	$1,569,886	$1,815,930

Audit fees for the fiscal years ended December 31, 2025 and 2024 include fees and expenses related to the annual audits of our consolidated financial statements and financial statements for our broker-dealer and foreign subsidiaries, reviews of quarterly consolidated financial statements, and services that are customarily provided in connection with statutory filings.

Audit-related fees for the fiscal year ended December 31, 2025 and 2024 include fees for transfer agent annual internal control report services and foreign subsidiary XBRL services.

Tax fees for the fiscal year ending December 31, 2025 and 2024 include fees for foreign tax return compliance and consultations related to technical interpretations, applicable laws and regulations and tax accounting.

EXECUTIVE OFFICERS

The names of our executive officers and their ages, positions and biographies are set forth below. To our knowledge, there are no family relationships among any of our directors or executive officers.

Name	Age	Position
David C. Brown	53	Chairman and Chief Executive Officer
Michael D. Policarpo	51	President, Chief Financial Officer and Chief Administrative Officer
Thomas M. Sipp	55	Executive Vice President
Nina Gupta	51	Chief Legal Officer and Head of Human Resource Administration
Mannik S. Dhillon	46	President, Investment Franchises and Solutions; Head of ETFs

David C. Brown has served as our Chief Executive Officer since our acquisition from KeyCorp in August 2013 and Chairman of our Board of Directors since April 2014. Mr. Brown’s full biography is set forth above in the description of our current Board of Directors.

Michael D. Policarpo has served as our President, Chief Financial Officer and Chief Administrative Officer since March 2019, and is responsible for all finance, accounting and treasury functions for the firm and the day-to-day operations of the integrated business platform, including all administrative functions. In addition, Mr. Policarpo provides support in inorganic growth sourcing, evaluation and execution and business platform integration. Mr. Policarpo joined the firm in 2005 and served as our Chief Financial Officer from our acquisition from KeyCorp in August 2013 until July 2017, and our Chief Operating Officer from February 2016 until February 2019 among various other roles. Prior to joining Victory, he served as Vice President of Finance for Gartmore Global Investments, Inc. where he was responsible for strategic planning in conjunction with Gartmore’s senior management teams. He held several other positions during his five years at Gartmore, including Chief Financial Officer of Advisor Services and corporate controller. Prior to his tenure with Gartmore, he worked for Ernst & Young LLP as a senior accountant in the Assurance & Advisory Business Services unit with a focus on investment management companies, registered investment companies and broker-dealers. Mr. Policarpo holds a Bachelor of Science degree in accounting and finance from Lehigh University. He is a Certified Public Accountant and holds Series 7, 24, 27 and 99 securities licenses.

Thomas M. Sipp, CFA, has served as our Executive Vice President since April 2025. In this role, he has overall responsibility for operations, technology, trading, product management and the direct investor business. Mr. Sipp is also responsible for enterprise risk management and supports M&A and corporate strategy. Prior to joining Victory Capital in 2025, Mr. Sipp served as executive vice president, for Envestnet with responsibility for leading all business lines and commercial activity at the company. He has also served as chief financial officer of Sculptor Capital Management and has held senior executive positions at Credit Suisse, Fidelity and Gartmore, including global chief operating officer for Credit Suisse’s wealth and asset management division. Mr. Sipp received a B.A. in Finance from Alfred University and an MBA from the University of Pittsburgh Katz Graduate School of Business. He has earned the Chartered Financial Analyst® designation. Mr. Sipp is a board member of Healthpilot and Fiduciary Insurance Exchange.

Nina Gupta has served as our Chief Legal Officer and Secretary since July 2016 and in November 2019 she assumed the role of Head of Human Resource Administration. Previously, Ms. Gupta was General Counsel and Secretary of RS Investments, from April 2013 until RS Investments was acquired by Victory in July 2016. Prior to joining RS Investments, Ms. Gupta worked at BlackRock Inc., where she was a Managing Director and Deputy General Counsel of BlackRock Institutional Trust Company, responsible for providing legal advice in connection with corporate matters, counterparty trading, transactional documentation, and regulatory issues in connection with a variety of different fund structures and accounts. Previously, Ms. Gupta was an associate at the law firm of Shearman & Sterling LLP in New York, NY and Menlo Park, CA, where her practice focused on general corporate, structured finance and banking matters. Ms. Gupta has extensive legal and regulatory experience in the financial services industry and has also executed several transactions in the asset management sector during her legal career. Ms. Gupta earned a law degree from the University of London and a Masters in Law from the University of Cambridge.

Mannik S. Dhillon has held the position of President of Investment Franchises & Solutions for Victory Capital and Head of ETFs since December 2023. In his investment franchises role, he serves as a strategic resource for Victory Capital’s independent investment franchises, focusing on best practices, risk management and alignment of investment management with client needs. Mr. Dhillon also leads our VictoryShares and Solutions business, overseeing the firm’s multi-asset, multi-manager, active quantitative and exchange-traded fund platform. Previously, he led the firm’s product development, management and strategy efforts, collaborating with Victory Capital’s investment franchises and Solutions platform on product enhancements, extensions and innovations designed to best meet the needs of clients. Additionally, Mr. Dhillon is responsible for the evaluation of capabilities of potential new investment franchises as part of the firm’s acquisition strategy. Prior to joining Victory Capital in 2015, Mr. Dhillon served as a managing director and head of manager research with Wilshire Associates. While there, he led the team responsible for evaluating asset managers for inclusion in Wilshire’s multi-manager portfolios. He was also in charge of leading strategic consulting engagements for Wilshire. Mr. Dhillon has a strong background on the institutional consulting side of the business, where he spent nine years as a manager research and defined contribution consultant with Hewitt before joining Wilshire in 2010. Mr. Dhillon earned his BBA in finance from the University of Georgia. He holds the Chartered Financial Analyst® and Chartered Alternative Investment Analyst designations.

VICTORY CAPITAL HOLDINGS, INC.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (CD&A) describes the philosophy, objectives, process, components and additional aspects of our executive compensation program for the fiscal year ended December 31, 2025. This CD&A is intended to be read in conjunction with the compensation tables that immediately follow this section, which provide historical compensation information for our named executive officers (NEOs):

David C. Brown	Chairman and Chief Executive Officer
Michael D. Policarpo	President, Chief Financial Officer, and Chief Administrative Officer
Thomas M. Sipp	Executive Vice President
Nina Gupta	Chief Legal Officer and Head of Human Resources Administration
Mannik S. Dhillon	President, Investment Franchises and Solutions; Head of Product and Strategy

I. EXECUTIVE SUMMARY

Company Overview: 2025 Financial Performance and Strategic Performance

Victory Capital is a diversified global asset management firm with total client assets of $316.6 billion, assets under management (“AUM”) of $313.8 billion and other assets of $2.8 billion as of December 31, 2025. During 2025, we closed on a reciprocal 15-year distribution agreement with Amundi Global that combined the Amundi US business into Victory Capital, and Amundi Global became a strategic shareholder of Victory, which added significantly to our AUM. Our differentiated business platform combines boutique investment qualities of traditional and alternative investment managers with the benefits of an integrated, centralized (not standardized) operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 8 Investment Franchises and a Solutions platform, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Our Company’s performance was strong during 2025 as reflected in our investment, financial and strategic results:

Shareholder Return Performance:We have delivered meaningful Total Shareholder Return (TSR) over the past five years, outperforming the S&P 500 Index and a custom peer group of asset management firms comprised of Affiliated Managers Group, Inc., Artisan Partners Asset Management Inc., Acadian Asset Management and Virtus Investment

Partners, Inc. The graph assumes that $100 was invested at the market close on December 31, 2020 in our common stock, the S&P 500 Index and the peer group and assumes reinvestment of any dividends. The stock price performance of the following graph is not necessarily indicative of future stock price performance.

Investment Performance: Our investment performance — which is the best indicator of our ability to deliver superior results for clients and ultimately shareholders — continued to be strong with 65% of mutual fund and ETF AUM earning four or five star overall Morningstar ratings as of December 31, 2025. This was broadly diversified across 54 different products. 42% of our AUM in mutual funds and ETFs were ranked in the top quartile by Morningstar over a three-year period. As of December 31, 2025, 78% of our strategies by AUM had returns in excess of their respective benchmarks over a ten-year period, 68% over a five-year period, 63% over a three-year period, and 63% over a one-year period. On an equal-weighted basis, 68% of our strategies outperformed their benchmarks over a ten-year period, 69% over a five-year period, 62% over a three-year period, and 60% over a one-year period.

MORNINGSTAR™

54 *Total Mutual Funds and ETFs with 4- or 5-Star overall ratings*

65% *Total Mutual Funds and ETFs AUM with 4- or 5-Star overall ratings*

AUM outperforming benchmarks

63%
63%
68%
78%
1-year period
3-year period
5-year period
10-year period

Strategies outperforming benchmarks

60%
62%
69%
68%
1-year period
3-year period
5-year period
10-year period

Charts and Morningstar data as of December 31, 2025.

All figures as of December 31, 2025

•
Financial Performance: Our financial performance was record breaking relative to prior years and strong relative to the industry environment as measured by revenues, earnings, and capital returned to our shareholders, reflecting, in part, the transaction with Amundi US as well as strong overall performance.

All figures as of December 31, 2025

•
Financial Performance: Our financial performance was record breaking relative to prior years and strong relative to the industry environment as measured by revenues, earnings, and capital returned to shareholders.

(1)
Values in this section are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Appendix A

Strategic Performance: Our performance versus key strategic objectives was also strong during 2025. In particular:

• We closed our strategic transaction with Amundi Global to combine their U.S. operations into Victory Capital and established a 15-year global distribution agreement making Victory the exclusive provider of traditional U.S. manufactured active asset management products for Amundi Global outside of the U.S., where Amundi Global has a local presence in 35 countries and 550 sales professionals across geographies. We now serve investors located in more than 60 countries around the world. As of December 31,2025, 17% of our AUM was managed on behalf of clients outside of the United States.

• We successfully onboarded Pioneer Investments as our 8th and largest Investment Franchise with $132 billion in AUM as of year-end. Pioneer Investments further diversifies and strengthens Victory’s overall product offerings across Equity, Multi-Asset, and Fixed Income asset classes. Pioneer contributed over $31 billion in gross sales and was $2 billion in positive net flows since Apri 1, 2025, the date of the Amundi US transaction.

• We increased our pre-deal net expense synergy target of $100 million to $110 million to be realized within 24 months of closing. At year-end, $97 million in net expense synergies have been realized on a run rate basis. We are on track to achieve our full $110 million target in 2026, ahead of our original timeline.

• We continued to advance our product development initiatives with the development of three new ETFs, two UMA extensions, and the launch of five new UCITS funds in partnership with Amundi Global.

• We strengthened our balance sheet to increase flexibility and support our overall M&A strategy. We accumulated cash and reduced our leverage ratio from 1.7x in Q4 2024 to 1.0x in Q4 2025.

• We retained key talent from the former Amundi US team with emphasis on organizational depth and leadership planning.

• We continued to invest for future growth in our distribution platforms and in strategic areas including data and analytics, digital marketing, technology, product development and strategic hiring in a number of areas.

2025 Executive Pay Decisions

Following a rigorous evaluation of performance, our Compensation Committee made the following decisions about 2025 compensation for our NEOs. Importantly, the amounts shown below correspond with how our Board and Compensation Committee consider pay for purposes of annual pay decision-making. This table is not a substitute for the Summary Compensation Table, which is set forth on page B-29, with the pay amounts shown below displayed in a manner that differs from the rules applicable to the Summary Compensation Table.

	2025
			Incentives
NEO	Base Salary	Cash Bonus	Victory RSAs	Total	Total Annual Compensation
David C. Brown	600,000	5,600,000	6,800,000	12,400,000	13,000,000
Michael D. Policarpo	450,000	2,100,000	4,150,000	6,250,000	6,700,000
Thomas M. Sipp (1)	500,000	850,000	2,650,000	3,500,000	4,000,000
Nina Gupta	400,000	1,200,000	1,800,000	3,000,000	3,400,000
Mannik S. Dhillon	325,000	900,000	1,100,000	2,000,000	2,325,000

(1) Joined Victory on 4/1/2025; total 2025 compensation excludes a $3 million RSA sign-on bonus.

II.
OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is inextricably linked to our strategic objectives, culture, human capital approach and the working relationship between our Board and management.

Overall Business Objectives, Pay Objectives and Pay Decision-Making

For the past 13 years—first, as an independent, private Company, and since 2018 as a publicly held company—we have operated with one objective: to deliver superior long-term results to our clients and shareholders. We work to achieve this objective by:

• Recognizing that our greatest asset is our people, who strive for excellence in investment performance, client service, and shareholder returns,

• Promoting a culture of ownership of our investment products, our Company’s equity, and in the work that we do,

• Providing our Investment Franchises with investment autonomy, skilled resources, and operating clarity,

• Promoting an operating environment focused on service excellence and an ownership mindset, and

• Ensuring ongoing, engaged and informed dialogue between our senior management team and our Board of Directors about our Company’s planned and actual performance.

Our executive compensation program supports our Company’s objectives by:

• Balancing, and aligning, the need to provide our employees with fair, competitive, and performance-based pay and our shareholders with strong financial returns,

• Empowering our Board to make appropriate decisions about pay, based on careful consideration of financial markets performance and their effects on our business results; the goals set under our rigorous goal-setting process; our performance relative to those goals; new and emerging business priorities, opportunities, and risks; and labor market pay trends and requirements, and

• Reinforcing reciprocal trust between our different stakeholders: clients, shareholders, and employees.

In more specific terms, our executive pay program consists of base salary and total incentive awards that contain cash and equity components. In making decisions about our NEOs’ total compensation, our Compensation Committee considers:

• Company and individual performance relative to investment, financial and strategic objectives,

• Pay requirements for our investment and sales teams and our support staff,

• The individual NEO’s prior year total compensation and current base salary,

• Competitive market pay rates for the individual NEO’s position, and

• The desired allocation of total incentive awards between cash and equity components—a relationship that can vary from year-to-year based on an assessment of available share reserve levels, the value of individual NEOs’ unvested equity holdings and its retentive value, and other factors.

Executive Compensation Program Principles

Our Compensation Committee regularly reviews our executive compensation program to ensure that it supports the following principles:

• Enhance shareholder value creation and align shareholder and management interests by delivering a significant portion of total incentives in equity that is subject to multi-year vesting.

• Attract and retain top talent—not just executives, but at all job levels and across all functions—recognizing that we operate in an intensely competitive, people-dependent business and our employees are the greatest source of sustained, competitive advantage.

• Pay for performance for execution of our investment, financial and strategic objectives that, over time, directly align with long-term value creation for our clients and shareholders.

• Emphasize variable, at-risk pay, with fixed base salary representing a relatively small portion of our NEOs’ total compensation.

• Reflect best practices relative to pay governance and pay disclosure.

Compensation Program Governance

Our Compensation Committee assesses the effectiveness of our executive compensation program to mitigate risk and ensure sound governance, which includes adhering to the following best practices:

What We Do
✓	Pay for Performance	The majority of our NEOs’ total compensation opportunity is variable and at-risk.
✓	Independent Compensation Consultant	We have engaged an independent compensation consultant to provide information for use in Compensation Committee decision-making.
✓	Clawback

We maintain a clawback policy to recoup cash and equity-based incentives paid to executive officers if we are required to restate our financial statements due to material noncompliance with a financial reporting requirement.

✓	Stock Ownership Guidelines	We have Stock Ownership Guidelines for NEOs to maintain meaningful levels of stock ownership.
✓	Peer Data

We assess market pay practices by focusing on compensation data for similar positions at other asset management firms of comparable size and type. The peer group is reviewed annually for reasonableness.

✓	Risk Assessment	We conduct an annual risk assessment of our compensation program to ensure that our policies and practices are not likely to have a material, adverse effect on the Company.
✓	Compensation Committee Composed of Independent Directors	Our Compensation Committee is composed of all independent directors.

What We Don’t Do
×	Limited Perks	We do not provide any material perquisites to NEOs.
×	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change-in-control payments.
×	No Hedging or Pledging of Company Shares	We do not permit our NEOs and directors to hedge or pledge their Company shares.
×	No Single-Trigger Change in Control Benefits	We do not provide single-trigger change in control benefits; such benefits are provided under double-trigger circumstances only.
×	No Special Health or Welfare Benefits

We do not provide special health or welfare benefits. Our NEOs participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

Compensation Program Elements

Our executive compensation program consists of base salary and total incentive awards that include a cash bonus component and an equity component. The Compensation Committee regularly reviews our executive compensation program to ensure that it aligns with our compensation principles and objectives, business strategy, and competitive market practice. Reflecting our performance-based culture, the majority of our NEOs’ total compensation is variable, at-risk pay, with a significant portion of that pay delivered in equity that reinforces clear and direct alignment with long-term shareholder interests and returns.

Element	Description	Additional Detail
• Base Salary	Fixed cash compensation. Determined based on: (1) each NEO’s position, experience, and performance; and (2) competitive market conditions.

Base salaries are intended to provide stable compensation to our NEOs, allowing us to attract and retain skilled executive talent.

While base salaries are reviewed annually, as the fixed element of compensation, base salary adjustments are expected to occur infrequently.

• Total Incentives

The variable or at-risk portion of annual total compensation.

Determined based on: (1) each NEO’s position, experience, prior year total compensation and current base salary; (2) competitive market conditions; (3) the desired allocation between cash and equity components, based on an assessment of available share reserve levels, the value of individual NEOs’ unvested equity holdings and its retentive value, and other factors; and (4) most importantly, the Compensation Committee’s holistic assessment of actual performance versus Company-wide and individual goals.

Our Board and Compensation Committee take a total incentive approach to pay decision-making. By focusing pay decision-making on one total incentive amount, the Board and Compensation Committee:

• Unambiguously link performance and pay.

• Avoid the unnecessary problems and complexity of fragmented pay decision-making, with one set of performance and pay decisions made about cash bonuses and another set of performance and pay decisions made about equity incentives.

• Cash Bonus	Represents the cash portion of each NEO’s total incentive.

Typically, the actual percentage amount of each NEO’s total incentive varies by year and/or NEO based on the Compensation Committee’s assessment of multiple criteria, including various factors and competitive market practice.

• Equity

Represents the portion of each NEO’s total incentive that is delivered in time-vested Company shares. The time-based shares accrue dividend equivalents during the service period, which are paid at the time the shares vest and common stock is issued.

Equity-based compensation is designed to motivate and reward the achievement of our multi-year strategic goals, align NEO and shareholder interests, and attract and retain top talent. The actual amount varies by year and/or NEO based on the Compensation Committee’s assessment of multiple criteria, including, but not limited to, dilution to shareholders, available share reserve levels, the value of individual NEOs’ unvested equity holdings and its retentive value, and competitive market practice and other factors.

III.
COMPENSATION DETERMINATION PROCESS

Compensation Process Calendar

Our Compensation Committee takes a structured approach to establishing goals and objectives, reviewing Company and individual performance, and determining NEO compensation. This process takes place over the course of each year as described below.

Role of the Compensation Committee

The Compensation Committee establishes our compensation philosophy, objectives, and principles; determines the structure, components, and other elements of executive compensation; and reviews and approves the compensation of our NEOs and as applicable recommends it for approval by the Board of Directors.

In accordance with its charter, the Compensation Committee:

• Takes an active role in reviewing and approving our near- and long-term strategic goals and objectives and the goals and objectives of our individual NEOs, focusing largely on our CEO.

• Reviews and evaluates our Company’s performance and our CEO’s performance and recommends to the Board the approval of our CEO’s total compensation (generally at its January meeting).

• Reviews and approves our CEO’s recommendations for other NEOs’ total compensation and recommends it to our Board as required by federal securities laws.

• Reviews all of our compensation programs, covering our NEOs, investment franchises and other Victory employees, ensuring that these programs are aligned with our clients’ and our shareholders’ interests and are not likely to increase risk to the Company.

• Reviews all our benefits programs covering our employees to ensure our benefits offering remains comprehensive and competitive.

The composition of both our Board, on the one hand, and our executive management team, on the other, has remained relatively consistent, enabling Board members, including those who have served on the Compensation Committee, to have a deep understanding of the asset management industry, our Company, our executive compensation program, and each of our NEOs.

Our CEO is not present when the Compensation Committee discusses and formulates the final compensation recommendation for the CEO.

Role of the Independent Compensation Consultant

The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. The Compensation Committee has engaged Aon McLagan to serve as its independent compensation consultant. Aon McLagan has provided the Compensation Committee with guidance about competitive pay trends and pay levels, counsel related to executive compensation program practices and program design, and assistance in other related matters.

The Compensation Committee has assessed the independence of Aon McLagan pursuant to SEC and Nasdaq rules, considering each of the factors set forth by the SEC and the Nasdaq with respect to a compensation consultant’s independence. Based on its evaluation of these factors, the Compensation Committee concluded that there were no conflicts of interest, and that Aon McLagan is independent.

While the Compensation Committee took into consideration the review and recommendations of Aon McLagan as well as the practices of our compensation peer group when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

Role of the CEO

With the input of the CEO, the Compensation Committee also establishes the compensation for all the other NEOs. As part of this process, the CEO evaluates the other NEOs’ performance, reviews the market pay competitiveness of the other NEOs’ positions, and makes recommendations to the Compensation Committee regarding the other NEOs’ base salary and total incentive levels.

The CEO’s input is particularly important given his greater insights relative to these NEOs’ day-to-day performance and the significance of incentive compensation in driving overall results. While the Compensation Committee considers the CEO’s pay recommendations related to the other NEOs, the Compensation Committee makes the ultimate determinations regarding the compensation of these officers, subject to the Board’s final approval as required by federal securities laws.

Role of Management

The Compensation Committee also works with members of our management team, including Finance and Human Resource professionals. Management supports the Compensation Committee by providing information on Company and individual performance and management’s perspective and recommendations on compensation matters. The Compensation Committee does not delegate any of its functions to others in setting the compensation of our NEOs.

Competitive Market Information

The Compensation Committee determines executive compensation based on a holistic and balanced assessment of multiple factors, including our performance relative to financial and strategic objectives (viewed quantitatively and qualitatively), the individual NEO’s portfolio of responsibilities, performance and compensation paid in prior years, employee retention, turnover, and competitive market pay trends.

The Compensation Committee believes that obtaining relevant market data is important because it serves as a reference point for making decisions and provides helpful external context. When making decisions about the structure and component mix of our NEOs’ compensation, the Compensation Committee takes into consideration the amounts, structure, and components of the executive compensation programs of other comparable companies, as derived from public filings, surveys and other sources, including materials provided by its independent compensation consultant.

In assessing pay levels and practices of comparable companies, the Compensation Committee considers data from multiple peer groups, including:

• Survey data for a broad range of publicly- and privately-owned asset management firms with assets under management (AUM) within a reasonable range of Victory’s current AUM.

• Proxy statement data for the following publicly owned asset management firms:

Affiliated Managers Group, Inc.	Franklin Resources, Inc.

AllianceBernstein Holding L.P.	Invesco Ltd.
Artisan Partners Asset Management, Inc.	Janus Henderson Group plc
BlackRock, Inc.	T. Rowe Price Group, Inc.
Cohen & Steers, Inc.	Virtus Investment Partners, Inc.
Federated Hermes	WisdomTree, Inc.

Consistent with best practices for corporate governance, the Compensation Committee completes an annual review of these peers and the associated competitive market information.

Compensation Committee’s Use of Judgement in Determining Incentive Payouts

As a global asset management firm, our revenues vary with the performance of financial markets. Holding all other variables constant, when, for example, equity or fixed income markets rise, our Company’s revenues increase. Conversely, when equity or fixed income markets decline, our Company’s revenues decrease. Given that financial market performance is both uncertain and outside of our management’s control, we believe that it would not be prudent to link our NEOs’ compensation to business results using rigid formulas or incentive payout scales. That is, with financial markets having a significant impact on our financial results, using rigid formulas and/or payout scales could have unintended consequences, such as overemphasizing short-term performance or inadvertently over-paying or under-paying our NEOs—regardless of the NEOs’ true impact on delivering results for our clients or shareholders.

For these reasons, our Compensation Committee believes that holistic judgment is required to effectively evaluate our NEOs’ performance and determine their annual compensation. Our decision-making approach is rigorous, complex, time-consuming and deliberate, especially given that it involves isolating factors that were outside of management’s control (e.g., financial market impact on our revenues) from those that were within their control. As part of this approach, the Compensation Committee employs a consistent, structured process for:

• Establishing financial/quantitative and strategic/qualitative objectives that will drive sustained increases in shareholder value

• Reviewing performance versus these objectives at regularly scheduled meetings throughout the year

• Referencing competitive market information provided by the compensation consultant, and executives’ prior year compensation

• Reviewing Company and individual achievements with NEOs at these regularly scheduled meetings, and

• After year end, determining total incentive awards for each NEO and the allocation of the total incentive award into cash bonus and equity components.

The Compensation Committee strongly believes that, given the nature of our business, our shareholders benefit from an executive pay program that is based on a thoughtful, holistic, rigorous and deliberate decision-making process, rather than one that is based on rigid and inflexible formulas.

IV.
2025 EXECUTIVE COMPENSATION

As noted earlier, our Compensation Committee takes:

• A consistent, structured approach to establishing goals and objectives, reviewing Company and individual performance against such goals, and determining NEO compensation.

• An approach to pay decision-making and awards of total cash and equity incentives that considers: (1) each NEO’s position, experience, prior year total compensation and current base salary; (2) the competitive market for the position; (3) the desired allocation between cash bonus and equity components, and (4) most importantly, the Company’s and individual’s actual performance versus Company-wide and individual goals.

Reflecting these approaches, this section of our CD&A reviews how, in January 2026, the Compensation Committee assessed 2025 performance and determined 2025 NEO compensation.

The Compensation Committee’s evaluation of 2025 performance focused primarily on the Company’s overall performance versus investment, financial and strategic objectives, recognizing that:

• Our Company’s long-term success ultimately depends on delivering superior investment performance for clients. Our NEOs directly and indirectly impact the investment performance in their roles. Our President, Investment Franchises and Solutions, Head of ETFs is directly responsible for the investment performance of our Solutions platform while all of our NEOs play critical roles in recruiting, retaining and motivating investment talent and ensuring an environment that puts them in the best position to succeed. Our NEOs oversee the operating platform upon which the investment teams rely, freeing the teams to focus on managing assets and serving clients.

• Our NEOs are primarily responsible for achieving our strategic and financial objectives, with our CEO responsible for all of these objectives and the other NEOs responsible for different cascading combinations of these objectives, depending on their particular position.

The Compensation Committee’s evaluation emphasized the strong success of the CEO and other NEOs in achieving key investment and strategic goals, and achieving record financial performance relative to annual revenue, Adjusted EBITDA, Adjusted EBITDA margins, Adjusted Net Income with Tax Benefit and Adjusted Net Income with Tax Benefit per Diluted Share. The Compensation Committee’s assessment of our Company and NEO’s 2025 performance is summarized below.

As our Chief Executive Officer, Mr. Brown is responsible for the development, execution, and oversight of the Company’s strategy. He provides experienced executive leadership to our team to deliver results to clients and shareholders. Mr. Brown sets the tone within the organization and oversees all aspects of our business, as well as engaging with clients and business partners.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Investment Performance	Significant

Under Mr. Brown’s leadership the Company generated strong overall investment performance for 2025, including:

• 65% of total mutual fund and ETF assets under management have four or five star overall ratings with Morningstar, broadly diversified across 54 different mutual funds and ETFs.

• 78% of the Company’s strategies by AUM had returns in excess of their respective benchmarks over a ten-year period, 68% over a five-year period, 63% over a three-year period, and 63% over a one-year period.

• On an equal-weighted basis, 68% of the Company’s strategies outperformed their benchmarks over a ten-year period, 69% over a five-year period, 62% over a three-year period, and 60% over a one-year period.

• 42% of the Company’s mutual fund and ETF AUM was ranked in the top quartile by Morningstar over a three-year period.

• Awarded eight 2025 US LSEG Lipper Fund Awards based on risk-adjusted performance relative to peers.

Exceeds Expectations
Financial Performance	Significant

In 2025, the Company under Mr. Brown’s leadership achieved record high levels of revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings with tax benefit, adjusted earnings with tax benefit per diluted share, share buybacks and declared the highest level of dividends in the Company’s history:

• Assets under management were $314 billion; up 83% from 2024. During 2025, we closed on a reciprocal 15-year distribution agreement with Amundi Global that combined the Amundi US business into Victory Capital, and Amundi Global became a strategic shareholder of Victory, which added significantly to our AUM and contributed to our overall financial performance.

Exceptional Performance

As our Chief Executive Officer, Mr. Brown is responsible for the development, execution, and oversight of the Company’s strategy. He provides experienced executive leadership to our team to deliver results to clients and shareholders. Mr. Brown sets the tone within the organization and oversees all aspects of our business, as well as engaging with clients and business partners.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations

• Revenue was $1.3 billion; up 46% from 2024 due to the increase in average AUM.

• Adjusted EBITDA was $683 million; up 44% from 2024.

• Adjusted earnings with tax benefit was $514 million; up 46% from 2024.

• Adjusted earnings with tax benefit per diluted share was $6.38 per diluted share in 2025; up 19% from 2024. The Amundi US acquisition was immediately and significantly accretive to diluted earnings, nearly doubling our target of ~10%.

• Declared dividends of $1.94 per share; up 25% from 2024.

• Returned $366 million to shareholders in the form of dividends and share buybacks, our highest level in firm history.

• Cash on hand of $164 million at December 31, 2025; up from $127 million at December 31, 2024.

• Leverage ratio decreased from 1.7x in Q4 2024 to 1.0x in Q4 2025.

• Refinancing our Term Loan B and Revolving Credit Facility, reducing our interest rate by 35 bps equating to $3.5 million in annual interest savings.

• Long-term gross flows of $58.8 billion; up 133% from 2024.

• Long-term net outflows of $4.2 billion improved compared to net outflows of $7.1 billion in 2024.

As our Chief Executive Officer, Mr. Brown is responsible for the development, execution, and oversight of the Company’s strategy. He provides experienced executive leadership to our team to deliver results to clients and shareholders. Mr. Brown sets the tone within the organization and oversees all aspects of our business, as well as engaging with clients and business partners.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Strategic Performance	Significant

Under Mr. Brown’s leadership the Company exceeded its 2025 strategic objectives on or ahead of plan. By almost every measure, it was an extraordinary year. The Company:

• Closed on the transformative strategic acquisition with Amundi Global and entered into a 15-year reciprocal distribution agreement. Victory became the exclusive provider of active U.S. asset management products for Amundi Global, dramatically expanding product exposure outside the U.S. through Amundi’s extensive global client base and distribution channels. AUM in our International Channel was net flow positive in 2025.

• Added Pioneer Investments, the rebranding back from Amundi US, as Victory’s 8thInvestment Franchise. The Pioneer Franchise, with strong investment performance across Equity, Fixed Income and Multi-Asset, represents our largest investment franchise with AUM of approximately $132 billion.

• Substantially completed the integration of Amundi US. Increased original net expense synergies estimate of $100 million to $110 million, achieving $97 million through the end of 2025. On track to achieve our full $110 million target in 2026, which is ahead of our original timeline.

• Retained key talent from former Amundi US team with emphasis on organizational depth and leadership planning – and focus on staffing for expansion.

• Continued to advance our product development initiatives with the development of three new ETFs, two UMA extensions, and the launch of five new UCITS funds in partnership with Amundi Global.

• Strengthened our balance sheet to increase flexibility and support our M&A strategy. The Company accumulated cash and reduced our leverage ratio.

• Continued to invest for future growth in strategic areas including artificial intelligence, data and analytics, digital marketing, technology, product development, expanded distribution relationships and strategic hiring through the Amundi strategic partnership.

• Added key leadership talent including Thomas M. Sipp as Executive Vice President and Jason Xanthakis as

Exceptional Performance

As our Chief Executive Officer, Mr. Brown is responsible for the development, execution, and oversight of the Company’s strategy. He provides experienced executive leadership to our team to deliver results to clients and shareholders. Mr. Brown sets the tone within the organization and oversees all aspects of our business, as well as engaging with clients and business partners.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Global Chief Revenue Officer to strengthen leadership depth and support long-term succession planning.
• Made significant investments to strengthen international distribution and marketing capabilities through added resources and technology.
Overall Evaluation			Exceptional Performance

Michael D. Policarpo: President, Chief Financial Officer, and Chief Administrative Officer

Reporting to our Chief Executive Officer, our President, Chief Financial Officer, and Chief Administrative Officer is responsible for the company’s financial operations, accounting, and treasury management, as well as the day-to-day operations of the business platform, including all operational and administrative functions. Mr. Policarpo also supports inorganic growth sourcing, evaluation, and execution, as well as business platform integration.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Financial Performance	Most Significant

Supported record financial performance and drove shareholder return by:

• Managing Company spending in a disciplined, cost-effective manner; executing our operating model, which affords the business scale and consistency of operating margins.

• Delivering record financial results: $1.3 billion in revenue, $683 million in adjusted EBITDA, adjusted EBITDA margins of 52.3%, ANI with Tax Benefit of $514 million and $196 million in share buybacks.

• Driving EPS growth as ANI with Tax Benefit per diluted share reached its highest level in firm history at $6.38, up 19% from 2024. The Amundi US transaction was immediately and significantly accretive to diluted EPS.

• Reducing net leverage from 1.7x to 1.0x providing for increased capacity for the next transaction.

• Refinancing our Term Loan B and Revolving Credit Facility, reducing our interest rate by 35 bps equating to $3.5 million in annual interest savings.

• Executing a balanced and prudent capital management strategy that returned significant amount of capital to shareholders through increased dividends (up 25% from 2024) and maximizing our share buybacks.

Exceptional Performance

Michael D. Policarpo: President, Chief Financial Officer, and Chief Administrative Officer

Reporting to our Chief Executive Officer, our President, Chief Financial Officer, and Chief Administrative Officer is responsible for the company’s financial operations, accounting, and treasury management, as well as the day-to-day operations of the business platform, including all operational and administrative functions. Mr. Policarpo also supports inorganic growth sourcing, evaluation, and execution, as well as business platform integration.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Strategic Performance	Significant

• Key executive in the Amundi US transaction leading efforts to negotiate transaction agreements, global distribution agreements, and transaction services agreements to ensure a successful close of the transaction with Amundi US.

• Led efforts to obtain client consents needed in connection with the transaction of over 95% of the Pioneer Investments revenue-run-rate, including 100% of the US Mutual Fund and US Institutional Accounts.

• Led and oversaw key aspects of the Amundi US integration allowing for a successful consolidation of the Amundi US business onto Victory’s platform. Increased original net expense synergies from $100 million to $110 million and as of year-end, had recognized $97 million.

• Represented the Company in numerous investor relations activities with non-deal roadshows, conferences, investor meetings and analyst interactions.

• Supported strategic initiatives by evaluating opportunities, providing financial analysis and integration planning, conducting due diligence and overseeing business strategy.

• Negotiated significant cost savings across strategic contracts with key business partners and oversaw negotiations of business terms.

• Serve as an ambassador of Victory’s culture.

Exceptional Performance
Overall Evaluation			Exceptional Performance

Nina Gupta: Chief Legal Officer and Head of Human Resources Administration

Reporting to our President, Chief Financial Officer and Chief Administrative Officer, our Chief Legal Officer and Head of Human Resources Administration is responsible for leading our global legal and compliance functions and for working with our other executives in supporting our human resources programs. Ms. Gupta has dotted line reporting to the Chairman and Chief Executive Officer.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Financial Performance	Significant

Supported financial and profitability performance by:

• Assisting with the capital management strategy through dividends, share buybacks; and investment realization by our private equity shareholders resulting in significant reduction of private equity ownership.

• Managing legal, compliance and human resources spending in a disciplined, and cost-effective manner.

• Looking for opportunities to minimize expenses and realize cost savings and improve efficiency through the use of technology.

Exceptional Performance
Strategic Performance	Most Significant

• Key executive in the Amundi US transaction:

• Led efforts to successfully negotiate transaction agreements, including key distribution agreements to assist with the Company’s ongoing global expansion, and transition services agreement to allow for an orderly transition of the business from Amundi Global.

• Satisfied the conditions necessary to close the transaction which involved obtaining consent of Company shareholders and obtaining client and regulatory consents worldwide.

• Worked on mutual fund reorganizations and proxy solicitation to obtain shareholder consent.

• Worked closely with Amundi Global to ensure appropriate adherence to cross-border marketing rules.

• Assisted with the onboarding and retaining of key employees from Amundi US and executed on the plan to realize headcount synergies in a risk-controlled manner.

Exceptional Performance

• Assisted with on-boarding two Amundi directors.

• Post closing of the Amundi Transaction, sought opportunities to efficiently integrate personnel, consolidate vendors and service providers, and generate expense synergies in conjunction with the Amundi transaction, contributing substantially to the progress on achieving the overall expense synergies.

• With respect to product, distribution and marketing initiatives:

• Assisted with launches of new products and vehicles and helped with evaluations of new product ideas.

• Assisted with franchise closures, fund liquidations and product rationalizations to ensure optimal resource allocation.

• Assisted with the expansion of ETF distribution in Asia.

• Actively partnered with prospects, clients globally and internal teams on RFPs, client due diligence, and client onboarding activities.

• Contributed to various technology, data security and product initiatives, including the continued evolution of the Company’s framework for the use of Artificial Intelligence.

• Ensured compliance with new SEC, FINRA and DOL rules applicable to Victory’s business.

• Oversaw and assisted with key litigation involving the Company and its affiliates.

• Maintained and protected the Company’s worldwide trademark portfolio.

• Worked closely with the Company’s Mutual Fund Board of Trustees in connection with legal and compliance matters.

• Supported the Company’s ongoing evaluation of acquisition activities by providing legal advice, conducting due diligence, and drafting and reviewing documents.

• Continued to act as the Company corporate secretary, worked on corporate governance matters, and supported the Company’s corporate board and various committees to satisfy their obligations under NASDAQ rules.

• Managed the Company’s human resources group, served as an ambassador of Victory’s culture and supported the activities of several Employee Resource Groups.
Overall Evaluation		Exceptional Performance

Mannik Dhillon: President, Investment Franchises and Solutions; Head of ETFs (Head of Product/Strategy through end of October 2025)

Reporting to our Chief Executive Officer, the President, Investment Franchises and Solutions and Head of ETFs serves as a strategic resource to our independent investment franchises and is responsible for leading our Solutions and VictoryShares ETF platform.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Investment Performance	Significant

In 2025, with responsibilities leading our Investment Franchises and Solutions platform, which includes our ETF platform, investment results across strategy and asset class types generated strong overall investment performance, including:

• 65% of total mutual fund and ETF assets under management have four or five star overall ratings with Morningstar, broadly diversified across 54 different mutual funds and ETFs.

• 78% of the Company’s strategies by AUM had returns in excess of their respective benchmarks over a ten-year period, 68% over a five-year period, 63% over a three-year period, and 63% over a one-year period.

• On an equal-weighted basis, 68% of the Company’s strategies outperformed their benchmarks over a ten-year period, 69% over a five-year period, 62% over a three-year period, and 60% over a one-year period.

• Awarded eight 2025 US LSEG Lipper Funds Awards based on risk-adjusted performance relative to peers.

• Strong performance across our 529 platform portfolios.

• Fulcrum fees reached their highest levels, demonstrating sustained improvement in investment performance trends.

Exceeds Expectations

Financial Performance	Significant

Supported financial and profitability performance by:

• Managing Franchise, Solutions, Product, and ETF expenses in a disciplined, cost-effective manner.

• Negotiated additional value-add services from index providers, enhancing platform capabilities without incremental costs.

• Executed comprehensive product rationalization program, liquidating or closing 19 mutual fund products (including 7 VIP series funds), 3 ETFs, 6 closed-end funds, 2 collective investment trusts, and 3 European UCITS products, eliminating unprofitable products and reallocating resources to higher-potential strategies.

• Achieved record fulcrum fee performance, representing the highest levels in Company history and demonstrating improved investment performance trends driving enhanced profitability.

• Successfully retained key revenue streams through client relationship management and platform enhancements.

Exceeds Expectations

Strategic Performance	Most Significant

• ETF Platform delivered the largest net inflow year in platform history with +$6.5 billion in net flows, growing AUM from $10.2 billion to $18.7 billion, representing an 83% growth rate and establishing the platform as a significant driver of firm-wide growth.

• Rationalized four investment franchises to enhance operational efficiency and increase organizational focus on most scalable and high-potential investment capabilities.

• Led the launch of 10 new products including:

   - 3 new ETFs

   - 2 UMA extensions

   - 5 new UCITS funds in partnership with Amundi Global

• Intellectual Property Monetization: Entered into licensing agreements with third party non-US firms for three Victory Free Cash Flow Indexes (VFLO, SFLO, IFLO), demonstrating growing global demand for our proprietary index strategies and creating new revenue streams beyond traditional fund management.

• Operational Enhancement: Executed expanded in-kind rebalancing program across 6 Victory mutual funds, leveraging enhanced operational capabilities to drive greater tax efficiency for shareholders.

• Integration Leadership: Supported successful integration of Amundi US acquisition and negotiated new U.S.-listed ETF export agreement to increase international distribution of Victory's existing ETF platform.

• Serve as an ambassador of Victory’s cultural and strategic vision across the organization.

Meets Expectations
Overall Evaluation		Meets Expectations

Thomas M. Sipp: Executive Vice President

Reporting to our Chief Executive Officer, our Executive Vice President is responsible for operations, technology, trading, and the direct investor business. Mr. Sipp is also responsible for enterprise risk management and supports M&A and corporate strategy. Mr. Sipp joined Victory on April 1, 2025.

2025 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2025 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Financial Performance	Significant

Supported financial and profitability performance by:

•
Managed trading, technology, operations and direct channel expenses in a disciplined, cost-effect manner.

•
Supported Amundi integration and cost reduction initiatives.

•
Expanded and standardized soft dollar and commission sharing programs; optimized vendor spend while reducing client trading costs.

•
Transitioned direct sales representative focus to packaged products, resulting in a more aligned client solution and a product with lower redemption rates.

Exceeds Expectations

Strategic Performance	Most Significant
•
Successfully assimilated into the organization after joining in April, building meaningful relationships with the senior team, CIOs and key constituents.

•
Refined business strategy for the direct channel, resulting in a clear focus on packaged mutual funds and managed accounts using model portfolios and defined a technology roadmap that will transform client engagement over time.

•
Significant improvement to direct channel service KPI’s; driven by deploying technology solutions and staff onboarding and training investments.

•
Consolidated the Amundi US equity trading team into Victory, implementing standard oversight, broker engagement, technology roadmap, trading oversight, commissions and soft dollar programs.

•
Integrated Victory and Amundi technology and operations teams, reducing costs, consolidating leadership and standardizing governance.

•
Product function / organization: integrating Pioneer team, rationalizing franchise engagement models and deploying AI to improve productivity.

•
Supported acquisition and strategic activity.

•
Actively supported and engaged with the Victory culture, particularly important as the Amundi integration progresses.

Meets Expectations
Overall Evaluation		Meets Expectations

In connection with joining the Company, the Committee made a sign-on grant to Mr. Sipp with a target value of $3,000,000 in the form of 48,701 RSUs in order to immediately align his interests with those of our shareholders and the other executive officers of the Company.

Our Compensation Committee’s determinations of 2025 total incentives for each of our NEOs and the allocation of their 2025 total incentive between cash and equity components is shown below. These incentive amounts recognize that:

• Our CEO and Company performed at an “Exceptional Performance” level in 2025, with investment performance rated as “Exceeds Expectations”, financial performance rated at “Exceptional Performance” and strategic performance rated at “Exceptional Performance”. In short, it was an extraordinary year for the Company.

• Our Compensation Committee continues its long-standing approach of balancing the need to provide shareholders with superior financial returns and to provide employees with competitive compensation.

• In setting the 2025 allocations between cash bonus and restricted stock, the Committee took into account the available share reserve levels, the value of individual NEOs’ unvested equity holdings and its retentive value, and other factors.

	2025
			Incentives
NEO	Base Salary	Cash Bonus	Victory RSAs	Total	Total Annual Compensation
David C. Brown	600,000	5,600,000	6,800,000	12,400,000	13,000,000
Michael D. Policarpo	450,000	2,100,000	4,150,000	6,250,000	6,700,000
Thomas M. Sipp (1)	500,000	850,000	2,650,000	3,500,000	4,000,000
Nina Gupta	400,000	1,200,000	1,800,000	3,000,000	3,400,000
Mannik S. Dhillon	325,000	900,000	1,100,000	2,000,000	2,325,000

(1) Joined Victory on 4/1/2025; total 2025 compensation excludes a $3 million RSA sign-on bonus

Post-Employment Compensation

Qualified Retirement Plans

We offer a tax-qualified 401(k) defined contribution plan covering substantially all of our U.S. employees, including our NEOs. Eligible employees may make voluntary pre-tax and post-tax contributions to the 401(k) plan and, for employees who have completed at least one year of service, are eligible for matching company contributions in an amount equal to 100% of the first 6% of the employee’s eligible compensation contributed to the plan. The 401(k) plan also permits discretionary company contributions. All contributions to the 401(k) plan are subject to certain limitations under the Internal Revenue Code.

Nonqualified Deferred Compensation Plan

Messrs. Brown, Policarpo, Dhillon and Ms. Gupta currently participate in the Victory Capital Management Inc. Deferred Compensation Plan, or the NQDC Plan, a nonqualified deferred compensation plan maintained by us primarily for the benefit of a select group of management or highly compensated employees. Pursuant to the NQDC Plan, participants may elect to defer up to 100% of their base compensation and cash incentive compensation. The Company may provide a matching contribution, up to a limit, and may also provide a discretionary contribution. A participant is 100% vested in their deferral contributions when contributed and 100% vested in our matching contributions after three years of continuous service. All of our NEOs who participate are fully vested in their NQDC account balances as they have met the vesting criteria of three years of continuous service.

Change In Control and Severance Provisions

We believe that the possibility of a change in control creates uncertainty for our NEOs regarding their continued employment, because such transactions frequently result in senior management changes. Change in control protections help to alleviate these concerns, allowing executives to focus their attention on growing our business. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our shareholders in the transaction.

We also believe that protection against an involuntary termination (even outside of the change in control context) helps us remain competitive given the challenge of recruiting qualified individuals to fill our senior executive roles.

We have entered into an employment agreement with Mr. Brown, which provides for certain payments to be made in connection with certain terminations of employment and/or a change in control. In addition, Mr. Policarpo, Ms. Gupta, Mr. Dhillon and Mr. Sipp are eligible to receive severance pursuant to our severance plan in connection with certain terminations of employment. Except as may otherwise be provided in an employment agreement, restricted shares under the Amended and Restated 2018 Stock Incentive Plan (“2018 Stock Incentive Plan”) are not subject to accelerated vesting upon a change in control and will generally be forfeited upon a termination of employment for any reason prior to vesting. We do not provide excise tax “gross-ups” to any of our NEOs related to change in control payments.

See “—Potential Payments upon a Termination or Change in Control” below for further information.

Health and Welfare and Other Benefits

Our NEOs are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, dental, vision, life and accidental death and dismemberment, disability, supplemental life, a health savings account, health and dependent care flexible spending accounts, critical illness and accident benefit plans, as well as commuter benefits and health and wellness rewards.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

V. ADDITIONAL COMPENSATION POLICIES AND PRACTICES

Clawback Policy

We have adopted a clawback policy designed to recoup any erroneously awarded compensation resulting from certain accounting restatements. If we are required to prepare an accounting restatement because of either (i) the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then all incentive compensation that is earned based on a financial reporting measure that is paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on the restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be returned to the Company.

In the event of an executive officer’s failure to repay any erroneously awarded compensation due under the clawback policy, we would enforce the clawback policy and pursue other remedies to the fullest extent permitted by law, unless certain conditions are met, and the Compensation Committee determines that recovery would be impracticable.

The clawback policy conforms to the final clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act promulgated on October 26, 2022, as well as the corresponding Nasdaq listing standards.

Executive Stock Ownership Guidelines

We believe that the Company and our shareholders are best served when executive officers manage the business with a long-term perspective. As such, we have implemented executive share ownership guidelines, as we believe share ownership is an important tool to strengthen the alignment of interests among our executive officers and our shareholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance. The guidelines require that within five years of being appointed to a covered position, the CEO hold a minimum of six times, and the other executive officers hold a minimum of three times the value of their annual base salary in Company stock.

Position	Multiple of Base Salary
Chief Executive Officer	6x
Other Executive Officers	3x

For this purpose, time-based restricted shares (whether or not vested) and Company shares directly or beneficially owned by the executive, or the executive’s immediate family members, will count for purposes of satisfying the ownership requirement, but not vested or unvested options, unexercised options or unearned performance-based restricted stock. After the initial five-year phase-in period, compliance with the ownership requirement will be measured as of the last trading day of each calendar year.

Anti-Hedging and Anti-Pledging Policy

We have adopted an insider trading policy that prohibits our NEOs and directors from engaging in any hedging transactions (including transactions involving prepaid variable forwards, equity swaps, collars and exchange funds) that are designed to hedge or speculate on any change in the market value of our equity securities. It also explicitly prohibits our NEOs and directors from effecting short sales of our equity securities, which are inherently speculative in nature and contrary to the best interests of the Company and our shareholders. Our insider trading policy also prohibits our NEOs and directors from pledging the Company’s securities in any circumstance, including by purchasing Company securities on margin or holding the Company’s securities in a margin account.

Compensation Risk Management

The Compensation Committee has undertaken a risk assessment of our compensation programs to determine whether these programs are appropriately designed and to ensure that they do not promote risk-taking by individual employees or increase risk to the Company. Following this comprehensive review of the design, administration, and controls of these programs, the Compensation Committee was satisfied that our programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risk and that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Equity Granting Practices

The Committee does not generally grant stock options and did not grant stock options in 2025. The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Stock options or other equity grants could be awarded on an off-cycle basis, including to new hires and in connection with acquisitions. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

Compensation Committee Report

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement.

The preceding report has been furnished by the following members of the Compensation Committee:

Alan H. Rappaport, Chair

Lawrence Davanzo

Robert V. Delaney, Jr.

Richard M. DeMartini

EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs by the Company in respect of our fiscal year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David C. Brown	2025	600,000	5,600,000	9,819,944				178,500	16,198,444
Chief Executive Officer and Chairman	2024	600,000	3,180,000	7,699,997				114,450	11,594,447
	2023	600,000	1,620,000	3,384,977				295,863	5,900,840
Michael D. Policarpo	2025	450,000	2,100,000	4,749,946				103,000	7,402,946
President, Chief Financial Officer and Chief	2024	450,000	1,540,000	3,999,976				55,950	6,045,926
Administrative Officer	2023	450,000	600,000	1,464,992				231,766	2,746,758
Thomas M. Sipp	2025	375,000	850,000	2,999,982				—	4,224,982
Executive Vice President
Nina Gupta	2025	400,000	1,200,000	1,749,998				83,500	3,433,498
Chief Legal Officer and Head of Human Resources Administration	2024	400,000	1,200,000	1,349,978				63,450	3,013,428
	2023	400,000	800,000	1,099,993				73,300	2,373,293
Mannik S. Dhillon	2025	325,000	900,000	1,099,981				64,750	2,389,731
President, Investment Franchises and	2024	318,750	900,000	799,987				54,339	2,073,076
Solutions; Head of Product and Strategy	2023	300,000	700,000	649,997				55,800	1,705,797

(1)
The amounts reported in this column reflect the salary paid for the calendar year listed. Mr. Dhillon’s annual salary increased from $300,000 to $325,000 effective April 1, 2024. Mr. Sipp joined Victory on April 1, 2025 with an annual salary of $500,000.
(2)
The amounts reported in this column reflect the cash portion of the annual performance incentives earned by each NEO for the listed years. For Mr. Brown, the amount reported includes $600,000 paid pursuant to his employment agreement. See “—Employment Agreement with David C. Brown” below.

(3) The amounts reported in this column represent the aggregate grant date fair value of restricted shares of stock for the listed years, calculated in accordance with FASB Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. Amounts shown in this column reflect the market value of the restricted shares using the closing price of a share of our common stock as reported on the Nasdaq on the date of grant, multiplied by the number of shares underlying each award. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 15, Share-Based Compensation, to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(4) The NEOs do not participate in any Company-sponsored pension plan and did not receive any above-market or preferential earnings on deferred compensation for the listed years.

(5) The amounts reported in this column represent Company matching contributions to the NEO’s 401(k) account and the nonqualified deferred compensation plan, and cash payments in lieu of dividends payable upon vesting of restricted stock granted in 2018. Such dividends were not expected at the time of grant and thus not taken into account in the valuation of the stock award pursuant to Topic 718.

David C. Brown Employment Agreement

Certain of the compensation paid to our CEO reflected in the Summary Compensation Table was provided pursuant to an employment agreement, which establishes the minimum terms and conditions of Mr. Brown’s employment and is summarized below. For a discussion of the severance pay and other benefits to be provided to our NEOs in connection with a termination of employment and/or a change in control under arrangements with each of our NEOs, see “—Potential Payments Upon Termination or Change in Control” below.

We entered into an employment agreement with Mr. Brown, dated March 20, 2017, which took effect as of February 12, 2018, in connection with our IPO. Pursuant to the employment agreement, which has an indefinite term, Mr. Brown serves as the Chief Executive Officer of the Company and as a director on our Board of Directors (of which he is currently the Chairman), and is entitled to an annual base salary of $600,000, and an annual incentive award, which award is to be determined by our Board of Directors and Compensation Committee each year during the term and be payable partly in cash ($600,000 which is payable quarterly) and partly in fully-vested (unless otherwise stated in the equity grant agreement) equity based on achievement of specified performance criteria. In addition, Mr. Brown’s employment agreement provides for certain severance entitlements, which are discussed under “—Potential Payments Upon Termination or Change in Control” below.

2025 Grants of Plan-Based Awards

The Company granted share-based awards to our NEOs in 2025 under our 2018 Equity Incentive Plan, as amended. All grants, with the exception of those made to Mr. Sipp, were made in the first quarter of 2025 in respect of 2024 performance. Mr. Sipp was granted share-based awards in the second quarter of 2025 in conjunction with Mr. Sipp joining Victory. The following table sets forth information about the share-based awards granted by the Company to each of our NEOs in 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value Of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(1)	Options (#)	Awards ($/Sh	Awards ($)(2)
David C. Brown	3/15/2025							169,397			9,819,944
Michael D. Policarpo	3/15/2025							81,938			4,749,946
Thomas M. Sipp	6/15/2025							48,701			2,999,982
Nina Gupta	3/15/2025							30,188			1,749,998
Mannik S. Dhillon	3/15/2025							18,975			1,099,981

(1) The amounts reported in this column represent the number of restricted shares granted to our NEOs in 2025. The restricted shares granted to Messrs. Brown, Policarpo and Sipp vest over four years, with one-fourth of the restricted shares vesting on the anniversary of the grant date for four years after the grant date, subject to continued service. The restricted shares granted to Ms. Gupta and Mr. Dhillon vest over three years, with one-third of the restricted shares vesting on the anniversary of the grant date for three years after the grant date, subject to continued service.

(2) The amounts shown in this column represent the grant date fair value of the restricted shares, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Amounts relating to restricted shares reflect the market value of the restricted shares using the closing price of a share of our common stock as reported on Nasdaq on the date of grant, multiplied by the number of shares underlying each award.

2025 Outstanding Equity Awards at Fiscal Year End

The following table sets forth information about the outstanding equity awards to acquire our common shares held by each of our NEOs as of December 31, 2025.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option	Number of Shares or Units That Have Not	Market Value of Shares or Units That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Options (#)	Price ($)	Expiration Date	Vested (#)(1)	Vested ($)(2)	Vested (#)	Not Vested ($)
David C. Brown	3/15/2023						37,941	2,393,698
	3/15/2024						143,800	9,072,342
	3/15/2025						169,897	10,687,257
Michael D. Policarpo	3/15/2023						16,422	1,036,064
	3/15/2024						74,701	4,712,886
	3/15/2025						81,938	5,169,468
Thomas M. Sipp	6/15/2025						48,701	3,072,546
Nina Gupta	3/15/2023						12,331	777,963
	3/15/2024						22,411	1,413,910
	3/15/2025						30,188	1,904,561
Mannik S. Dhillon	3/15/2023						7,286	459,674
	3/15/2024						13,281	837,898
	3/15/2025						18,975	1,197,133

(1)
The restricted shares granted to our NEOs in 2023 vest over three years, with one-third of the restricted shares vesting on the anniversary of the grant date for three years after the grant date, subject to continued service. The restricted shares granted to Messrs. Brown and Policarpo in 2024 vest over four years, with one-fourth of the restricted shares vesting on the anniversary of the grant date for four years after the grant date, subject to continued service. The restricted shares granted to Ms. Gupta and Mr. Dhillon in 2024 vest over three years, with one-third of the restricted shares vesting on the anniversary of the grant date for three years after the grant date, subject to continued service. The restricted shares granted to Messrs. Brown, Policarpo and Sipp in 2025 vest over four years, with one-fourth of the restricted shares vesting on the anniversary of the grant date for four years after the grant date, subject to continued service. The restricted shares granted to Ms. Gupta and Mr. Dhillon in 2025 vest over three years, with one-third of the restricted shares vesting on the anniversary of the grant date for three years after the grant date, subject to continued service. For a discussion of the terms of vesting upon death, disability, termination by us without cause or by the NEO for good reason, (each term as defined in the applicable equity plan), please see “—Potential Payments Upon Termination or Change in Control” below.

(2) The amounts reported in this column reflect the market value of the unvested restricted shares held by our NEOs and reported in the preceding column using the closing price of a Company share as reported on the Nasdaq on December 31, 2025, the last trading day of the year, multiplied by the number of shares underlying each award.

2025 Options Exercises and Stock Vested

The following table sets forth information about the value realized by each of our NEOs as a result of restricted shares that vested during the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David C. Brown			85,872	4,978,000
Michael D. Policarpo			41,319	2,395,262
Thomas M. Sipp			—	—
Nina Gupta			23,532	1,364,150
Mannik S. Dhillon			13,924	807,174

(1)
The amounts shown in this column represent the total number of restricted shares that vested during 2025.
(2)
The amounts shown in this column reflect the value realized upon vesting of the restricted shares as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award. The value realized on vesting is pre-tax.

Pension Benefits

We do not currently sponsor or maintain any defined benefit pension benefit or retirement benefit plans providing specified retirement payments and benefits for our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The NQDC Plan is a nonqualified deferred compensation plan we maintain primarily for the benefit of a select group of management or highly compensated employees. For the calendar year 2025, all our NEOs other than Mr. Sipp participated in this plan as he was not eligible to participate given his employment start date. Pursuant to the NQDC Plan, participants may elect to defer up to 100% of their base compensation and cash incentive compensation. In 2025, the Company provided a matching contribution equal to 100% of a participant’s deferral contribution, up to a maximum of the lesser of 5% of compensation in excess of the Internal Revenue Code Section 401(a)(17) limit for the applicable year or $3,500,000 per year.

A participant is 100% vested in his or her deferral contributions when contributed and will become 100% vested in our matching contributions and discretionary contributions, to the extent any are made, after three years of continuous service. Each of the NEOs participating in the NQDC is fully vested in their NQDC balance While the NQDC Plan permits employer discretionary contributions, no such contribution has been made since the plan’s inception.

Deferred amounts and employer contributions are contributed to individual accounts under the NQDC Plan, and participants self-direct the notional investment of deferred contribution accounts in various investment funds. The amounts deferred are adjusted based on the investments chosen by the participant and, therefore, are not above market or preferential. As such, the earnings reported in the table below are not included in the Summary Compensation Table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
David C. Brown	$171,500	$157,500	$1,252,529		$8,359,260
Michael D. Policarpo	$82,000	$82,000	$398,672		$3,324,768
Thomas M. Sipp(2)	$—	$—	$—		$—
Nina Gupta	$62,500	$62,500	$51,540		$1,327,402
Mannik S. Dhillon	$43,750	$43,750	$96,961		$844,539

(1)
Earnings are net of fees charged to participant accounts.
(2)
Mr. Sipp was not eligible to participate in the NQDC given his employment start date.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that we would provide to our NEOs in connection with a termination of employment and/or a change in control.

We have entered into an employment agreement with Mr. Brown, which provides for certain payments to be made in connection with certain terminations of employment and/or a change in control. In addition, Mr. Policarpo, Ms. Gupta, Mr. Dhillon and Mr. Sipp are eligible to receive severance pursuant to our severance plan in connection with certain terminations of employment. Our CEO is also entitled to additional vesting of options and restricted shares pursuant to the terms of the 2018 Plan and his award agreements, as well as to distributions pursuant to the NQDC Plan, in connection with certain terminations of employment.

Employment Agreement with David C. Brown. Mr. Brown’s employment agreement provides that if his employment is terminated by us without “cause” or by him for “good reason,” each as defined in the employment agreement, subject to his execution of a release of claims, he will be entitled to severance benefits consisting of: (i) an amount equal to two times a fraction, the numerator of which is the sum of the base salary, the annual cash bonus and the annual incentive award (consisting of both the cash and equity components) paid for the preceding two calendar years and the denominator of which is two, payable in eight quarterly installments beginning within 30 days of the termination date; and (ii) continuation of all medical benefits for up to 18 months following termination or an amount equal to the cost of such benefits; and (iii) a payment in respect of accrued but unused vacation and sick days. If the termination is in connection with a change in control, such severance payments will be subject to a modified cutback provision which acts to reduce the amounts payable to Mr. Brown to the extent necessary so that no excise tax would be imposed pursuant to Section 280G of the Internal Revenue Code, but only if doing so would result in Mr. Brown retaining a larger after-tax amount. The employment agreement also provides that, in the event of a termination of employment by us without “cause” within 90 days prior to a “change in control,” as defined in the employment agreement, Mr. Brown will be entitled to accelerated vesting of all equity awards that would have vested as of the date of the change in control but for the termination (or the economic equivalent of such accelerated vesting). In the event of a termination of Mr. Brown’s employment due to death or “disability,” as defined in the employment agreement, he will be entitled to (i) a payment in respect of accrued but unused vacation and sick days, (ii) a prorated annual cash bonus for the year of termination and, (iii) for terminations due to disability, continuation of all medical benefits at no cost for up to 18 months following termination or an amount equal to the cost of such benefits. The employment agreement subjects Mr. Brown to confidentiality restrictions that apply while he is employed with us and indefinitely thereafter, to an inventions assignment commitment, to a non-compete restriction that applies during his employment with us and for one year thereafter, and to a non-solicitation restriction with respect to our customers and employees that applies during his employment with us and for two years thereafter. For additional information regarding Mr. Brown’s employment agreement, see “—Summary Compensation Table—Narrative to Summary Compensation Table—Employment Agreement with David C. Brown” above.

Victory Capital Management Inc. Severance Pay Plan. Mr. Policarpo, Ms. Gupta, Mr. Dhillon and Mr. Sipp are participants in the Victory Capital Management Inc. Severance Pay Plan, or the Severance Plan. Pursuant to the Severance Plan, in the event that a participant is terminated involuntarily without “cause,” as defined in the Severance Plan, as part of a restructuring or reduction in force, subject to the execution of a release of claims, the participant will receive a severance payment that will be determined by the plan administrator (currently, Mr. Brown) in accordance with the following guidelines:

Benefit Type	Severance Formula	Maximum Payout(2)
Basic Benefit	Two weeks of pay for each full year of continuous service.	30 weeks of base salary
Enhanced Benefit(1)	Four weeks of pay for each full year of continuous service.	52 weeks of base salary
(1)
For Chief Investment Officers, members of senior management and other designated participants. Mr. Policarpo and Mr. Dhillon would be entitled to receive the enhanced benefit. Ms. Gupta would be entitled to receive the greater of the Enhanced Benefit or 52 weeks of pay.
(2)
Subject to an additional limitation that the maximum payout may not exceed two times the lesser of (i) the Internal Revenue Code Section 401(a)(17) limit for the applicable year or (ii) the participant’s annualized compensation for the year preceding the year of the termination.

The payment schedule for severance benefits under the Severance Plan is determined by the plan administrator, subject to a requirement that all benefits be paid no later than the last day of the second taxable year following the taxable year in which the termination occurs. The Severance Plan provides that the Company has the right to amend, modify, suspend or terminate the plan at any time by formal action by our Board of Directors or by the plan administrator.

Vesting of Options and Restricted Shares. For grants made pursuant to the 2018 Plan, upon a termination of employment due to death or “disability,” by us without “cause” or by the NEO for “good reason” (each such term as defined in the 2018 Plan), unvested time-vesting options and restricted shares shall be forfeited. In addition, performance-vesting options and restricted stock will vest under the 2018 Stock Incentive Plan assuming target levels of achievement enumerated in the award agreements upon a termination of employment due to death or “disability,” and based on actual performance measured as of the NEO’s date of termination upon a termination by us without “cause” or by the NEO for “good reason.” Except as may otherwise be provided in an employment agreement, restricted shares under the 2018 Stock Incentive Plan are not subject to accelerated vesting upon a change in control and will generally be forfeited upon a termination of employment for any reason prior to vesting.

Nonqualified Deferred Compensation Plan. The NQDC Plan provides that, in the event of a termination due to death or “disability” or a “change in control” (each such term, as defined in the NQDC Plan), a participant will become 100% vested in his accrued but unvested benefits attributable to our matching contributions and discretionary contributions. In addition, the vested balance of a participant’s NQDC Plan account may be distributed to such participant upon his death, disability, separation from service (including retirement) or a change in control event, in each case, as elected by the participant in accordance with the terms of the NQDC Plan, as discussed under “—Summary Compensation Table—Narrative to Summary Compensation Table—Nonqualified Deferred Compensation Plan” above.

Name	Compensation Component	Involuntary Termination Not for Cause Within 90 Days Before Change In Control	Disability	Involuntary Not for Cause Termination	For Cause Termination	Good Reason Termination	Death
David C. Brown
	Cash Severance (1)	23,519,941	—	23,519,941	—	23,519,941	—
	Annual Bonus (2)	—	600,000	—	—	—	600,000
	Equity Awards (3)	23,025,745	—	—	—	—	—
	Benefits and Perquisites (4)	47,116	47,116	47,116	—	47,116	—
	Accrued and unused vacation and sick days	—	—	—	—	—	—
	Total:	46,592,802	647,116	23,567,057	—	23,567,057	600,000
Michael D. Policarpo
	Cash Severance (5)	450,000	—	450,000	—	—	—
	Equity Awards	—	—	—	—	—	—
	Benefits and Perquisites:	—	—	—	—	—	—
	Total:	450,000	—	450,000	—	—	—
Thomas M. Sipp
	Cash Severance (6)	38,462	—	38,462	—	—	—
	Equity Awards	—	—	—	—	—	—
	Benefits and Perquisites:	—	—	—	—	—	—
	Total:	38,462	—	38,462	—	—	—
Nina Gupta
	Cash Severance (5)	400,000	—	400,000	—	—	—
	Equity Awards	—	—	—	—	—	—
	Benefits and Perquisites:	—	—	—	—	—	—
	Total:	400,000	—	400,000	—	—	—
Mannik S. Dhillon
	Cash Severance (7)	250,000	—	250,000	—	—	—
	Equity Awards	—	—	—	—	—	—
	Benefits and Perquisites:	—	—	—	—	—	—
	Total:	250,000	—	250,000	—	—	—

(1) The amount shown is equal to two times the average of base salary and annual cash bonus and total incentive for the preceding two years. Assuming the termination occurs on December 31, 2025, the two preceding years are 2024 and 2023.

(2) The amount is equal to the annual cash bonus amount.

(3) The amount is equal to the value of all equity awards that would have been unvested as of the date of the change in control but for the termination (or the economic equivalent of such accelerated vesting) assuming the change in control occurs on December 31, 2025.

(4) The amount is equal to 18 months of medical benefits continuation. The amount shown is the estimated cost to the Company for such benefits during the period.

(5) The amount is equal to 52 weeks of base salary.

(6) The amount is equal to 4 weeks of base salary, based on less than one full year of service as of December 31, 2025.

(7) The amount is equal to 40 weeks of base salary, based on 10 years of service.

CEO Pay Ratio for 2025

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO.

Methodology for Determining Our Median Employee. In order to identify a median employee, we examined the base salary, cash bonus, stock awards and retirement plan contributions for all Victory employees, excluding the CEO, who were employed by Victory on December 31, 2025. We included all Victory employees, whether employed on a full-time or part-time basis. As permitted under the non-U.S. de minimis exemption, we excluded one employee located in a jurisdiction outside of the United States (United Kingdom). The median employee was the employee whose compensation as described was at the middle of the list of our U.S. employee population (excluding our CEO).

Median Employee Compensation. For purposes of determining the median employee compensation, we used the same methodology we use for Victory’s named executive officers as set forth in the 2025 Summary Compensation Table in this proxy statement in accordance with the requirements of Item 401(c)(2)(x) of Regulation S-K.

•
The annual total compensation of our CEO, in accordance with SEC rules, included earlier in this Proxy Statement in the “Total” column for 2025 in the Summary Compensation Table, was $16,198,444.

•
The annual total compensation of the median employee among all employees (other than our CEO), determined in accordance with SEC rules, was $187,945.

The ratio of the total annual compensation of our CEO, calculated as described in our Summary Compensation Table, to the annual total compensation of the median employee among all employees, was 86 to 1.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

.

	Summary Compensation Table Total	Compensation Actually Paid	Average Summary Compensation Table Total	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment based on:[4]
Year	for David C. Brown[1] ($)	to David C. Brown[1,2,3] ($)	for Non-PEO NEOs[1] ($)	to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted EBITDA ($ Millions)[5]
(a)	(b)	(b)	(d)	(e)	(f)	(g)	(h)	(i)
2025	16,198,144	16,633,500	4,362,789	4,504,325	295.88	185.07	330.1	682.9
2024	11,594,447	19,805,694	3,710,810	6,067,471	298.07	134.31	288.9	475.6
2023	5,900,840	7,496,823	1,859,996	2,316,250	152.09	117.90	213.2	418.0
2022	9,683,410	7,437,748	3,741,944	2,862,554	113.93	102.51	275.5	424.2
2021	7,085,179	11,253,633	3,123,535	4,654,152	149.74	132.06	278.4	449.0

1.
David C. Brown was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Michael D. Policarpo	Michael D. Policarpo	Michael D. Policarpo	Michael D. Policarpo	Michael D. Policarpo
Nina Gupta	Nina Gupta	Nina Gupta	Nina Gupta	Nina Gupta
		Mannik S. Dhillon	Mannik S. Dhillon	Mannik S. Dhillon
		Kelly S. Cliff		Thomas M. Sipp

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for David C. Brown ($)	Exclusion of Change in Pension Value for David C. Brown ($)	Exclusion of Stock Awards for David C. Brown ($)	Inclusion of Pension Service Cost for David C. Brown ($)	Inclusion of Equity Values for David C. Brown ($)	Compensation Actually Paid to David C. Brown ($)
2025	16,198,144	—	(9,819,944)	—	10,255,300	16,633,500
2024	11,594,447	—	(7,699,997)	—	15,911,244	19,805,694
2023	5,900,840	—	(3,384,977)	—	4,980,960	7,496,823
2022	9,683,410	—	(3,914,992)	—	1,669,330	7,437,748
2021	7,085,179	—	(749,974)	—	4,918,428	11,253,633

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	4,362,789	—	(2,649,977)	—	2,791,512	4,504,325
2024	3,710,810	—	(2,049,981)	—	4,406,641	6,067,471
2023	1,859,996	—	(828,742)	—	1,284,997	2,316,250
2022	3,741,944	—	(1,397,481)	—	518,090	2,862,554
2021	3,123,535	—	(574,980)	—	2,105,598	4,654,152

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for David C. Brown ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for David C. Brown ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for David C. Brown ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for David C. Brown ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for David C. Brown ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for David C. Brown ($)	Total- Inclusion of Equity Values for David C. Brown ($)
2025	10,936,270	(78,149)	—	(602,821)	—	—	10,255,300
2024	12,787,756	2,471,791	—	654,697	—	—	15,911,244
2023	4,065,615	623,944	—	291,401	—	—	4,980,960
2022	3,386,828	(1,104,039)	—	(613,459)	—	—	1,669,330
2021	1,037,865	3,211,618	—	668,945	—	—	4,918,428

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total-Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	2,896,038	(20,989)	—	(83,537)	—	—	2,791,512
2024	3,403,703	782,571	—	220,368	—	—	4,406,641
2023	995,383	199,554	—	90,060	—	—	1,284,997
2022	1,208,949	(404,586)	—	(286,273)	—	—	518,090
2021	795,697	1,096,223	—	213,678	—	—	2,105,598

4.
The Peer Group TSR set forth in this table utilizes the peer group established in the stock performance graph included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is required by Item 201(e) of Regulation S-K. This Peer Group was updated in 2024 to remove Eaton Vance which was acquired by Morgan Stanley and ceased trading publicly on March 1, 2021. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Custom Peer Group, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024 and 2023. This performance measure may not have been the most important financial performance measure for years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the Custom Peer Group over the same period.

Most Important Financial Performance Measure

The Company considers Adjusted EBITDA to have been the most important financial performance measure in linking Compensation Actually Paid to our PEOs and other NEOs for 2025 to Company performance. Please refer to Appendix A for the Company’s supplemental Non-GAAP financial information.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of Regulation S-K. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for a comprehensive discussion of our executive compensation philosophy and approach, as well as the 2025 compensation decisions for our named executive officers.

Because your vote is advisory, it will not be binding on the Company or our Board. However, our Board and the Compensation Committee will review the voting results and consider the outcome of the vote when making future decisions regarding our executive compensation program.

Accordingly, we ask our stockholders to approve the following resolution regarding our executive compensation program.

“RESOLVED, that the stockholders of the Company approve, in an advisory, nonbinding vote, the compensation of the Company’s named executive officers for the fiscal year 2025, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, which disclosure includes the Compensation, Discussion and Analysis, summary executive compensation tables and related narrative information contained in this proxy statement.”

The Board of Directors recommends that stockholders vote FOR the advisory resolution approving the compensation of our named executive officers.

ADDITIONAL INFORMATION

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at https://materials.proxyvote.com/92645B. Stockholders are directed to the 2025 Form 10-K for financial and other information about us. The 2025 Form 10-K is not part of this proxy statement.

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through the Investor Relations link on our website at www.vcm.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including this proxy statement and our 2025 Form 10-K, without charge to any stockholder upon written or verbal request provided to us at Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256, Attn: Investor Relations, telephone: (216) 898-2412, email ir@vcm.com.

Additional information about the Company, including the charters of our standing committees, our Corporate Governance Guidelines and our Code of Business Conduct can be found under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of these documents to stockholders upon request.

Other Matters that May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Victory.

We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares by Internet or, if you received printed proxy materials, by mailing the completed proxy card. Please refer to the section “How do I vote?” for detailed voting instructions.

By Order of the Board of Directors,

David C. Brown
Chairman of the Board of Directors and Chief Executive Officer

San Antonio, Texas

March 27, 2026

The 2025 Form 10-K, which includes audited consolidated financial statements, does not form any part of the material for the solicitation of proxies.

Appendix A

Supplemental Non-GAAP Financial Information

We use non-GAAP performance measures to evaluate the underlying operations of our business. Due to our acquisitive nature, there are a number of acquisition and restructuring related expenses included in GAAP measures that we believe distort the economic value of our organization and we believe that many investors use this information when assessing the financial performance of companies in the investment management industry. We have included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of our Company. The non-GAAP measures we report are Adjusted EBITDA and Adjusted Net Income.

The following table sets forth a reconciliation from GAAP financial measures to non-GAAP measures for the periods indicated:

(in thousands)	2025	2024	2023
Reconciliation of non-GAAP financial measures:
Net income (GAAP)	$330,062	$288,864	$213,157
Income tax expense	(108,258)	(84,892)	(62,751)
Income before income taxes	438,320	$373,756	$275,908
Interest expense(1)	52,224	60,799	57,820
Depreciation(2)	11,218	8,959	8,842
Other business taxes(3)	3,353	1,525	1,707
Amortization of acquisition-related intangible assets(4)	61,633	21,217	32,805
Share-based compensation(5)	7,325	4,246	6,496
Acquisition, restructuring and exit costs(6)	104,150	1,735	28,982
Debt issuance costs(7)	4,628	3,385	5,394
Adjusted EBITDA	$682,851	$475,622	$417,954

(in thousands)	2025	2024	2023
Reconciliation of non-GAAP financial measures:
Net income (GAAP)	$330,062	$288,864	$213,157
Adjustments to reflect the operating performance of the Company:
i. Other business taxes(3)	3,353	1,525	1,707
ii. Amortization of acquisition-related intangible assets(4)	61,633	21,217	32,805
iii. Share-based compensation(5)	7,325	4,246	6,496
iv. Acquisition, restructuring and exit costs(6)	104,150	1,735	28,982
v. Debt issuance costs(7)	4,628	3,385	5,394
Tax effect of above adjustments(8)	(38,576)	(8,028)	(18,847)
Adjusted Net Income	$472,575	$312,944	$269,694
Tax benefit of goodwill and acquired intangibles(9)	$41,370	$40,171	$38,252

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA and Adjusted Net Income, as applicable, are:

(1)
Adding back interest paid on debt and other financing costs, net of interest income.
(2)
Adding back depreciation on property and equipment.
(3)
Adding back other business taxes.
(4)
Adding back amortization expense on acquisition-related intangible assets.
(5)
Adding back share-based compensation associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the initial public offering (the “IPO”).
(6)
Adding back direct incremental costs of acquisitions, including restructuring costs.
(7)
Adding back debt issuance cost expense.
(8)
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.
(9)
Represents the tax benefits associated with deductions allowed for intangibles and goodwill generated from acquisitions in which we received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangibles with a step-up in tax basis. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide us with a significant economic benefit.

A-1

VictoryCapital®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 5, 2026 for shares held directly and by 11:59 P.M. ET on April 30, 2026 for shares held in a plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 5, 2026 for shares held directly and by 11:59 P.M. ET on April 30, 2026 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85479-P45451

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VICTORY CAPITAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Céline Boyer-Chammard	☐	☐	☐
1b. Mary Jackson	☐	☐	☐
1c. Alan H. Rappaport	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V85480-P45451

VICTORY CAPITAL HOLDINGS, INC.
Annual Meeting of Stockholders
Wednesday May 6, 2026 8:00 A.M. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints, with full power of substitution to each MICHAEL D. POLICARPO and NINA GUPTA, the power as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Victory Capital Holdings, Inc. to be held on Wednesday, May 6, 2026, at 8:00 A.M. ET virtually at www.virtualshareholdermeeting.com/VCTR2026 and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side